SCHEDULE 14A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MEASUREMENT SPECIALTIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Measurement Specialties, Inc.
1000 Lucas Way
Hampton, VA 23666

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Measurement Specialties, Inc. (the “Company”) will hold its Annual Meeting of Shareholders at The Benjamin Hotel, 125 East 50th Street, 2nd Floor, Morrison Room, New York, NY 10022 on Thursday, September 14, 2006, at 2:00 p.m. Eastern time. The Benjamin Hotel requires business attire to attend the meeting. We are holding the meeting for the following purposes:

1.	To elect two members of the Board of Directors, whose terms are described in the proxy statement.
2.
To approve the Third Amended and Restated Certificate of Incorporation of the Company which shall (i) effect an increase in the total number of authorized shares of common stock from 20,000,000 to 40,000,000, (ii) effect an increase in the total number of authorized shares of blank check preferred stock from 978,244 to 1,000,000, (iii) eliminate the classes of Series A Convertible Preferred Stock, par value $5.00 per share, Series B Convertible Preferred Stock, par value $5.00 per share, and Series C Convertible Preferred Stock, par value $1.75 per share, (iv) include provisions relating to the indemnification of directors and officers of the Company, and (v) effect certain other non-substantive changes.

3.	To approve the Measurement Specialties, Inc. 2006 Stock Option Plan.
4.	To approve the Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan.
5.	To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2007.
6.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of common stock of the Company at the close of business on July 24, 2006 are entitled to vote at the meeting.

In addition to the proxy statement and proxy card, a copy of Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, which is not part of the proxy soliciting material, is enclosed.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning a proxy card. Most shareholders can also vote over the Internet or by telephone. If Internet and telephone voting are available to you, you can find voting instructions on the enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed proxy statement.

By Order of the Board of Directors,
FRANK GUIDONE
Chief Executive Officer

July 28, 2006

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Measurement Specialties, Inc. of proxies to be voted at our Annual Meeting of Shareholders, to be held on September 14, 2006, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 2:00 p.m. Eastern time. The meeting will be held at the The Benjamin Hotel, 125 East 50th Street, 2nd Floor, Morrison Room, New York, NY 10022. Shareholders will be admitted beginning at 1:30 p.m. Eastern time.

We are first mailing this proxy statement and proxy card (including voting instructions) on or about July 28, 2006, to persons who were shareholders at the close of business on July 24, 2006, the record date for the meeting.

Our fiscal year begins on April 1 and ends on March 31. References in this proxy statement to the year 2006 or fiscal 2006 refer to the 12-month period from April 1, 2005 through March 31, 2006. References in this proxy statement to the year 2007 or fiscal 2007 refer to the 12-month period from April 1, 2006 through March 31, 2007.

PROXIES AND VOTING PROCEDURES

Who Can Vote?

You are entitled to vote at the Annual Meeting all shares of the Company’s common stock that you held as of the close of business on the record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On July 7, 2006, there were 14,115,384 shares of common stock outstanding.

In accordance with New Jersey law, a list of shareholders entitled to vote at the meeting will be available at the meeting.

Who Is the Record Holder?

You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

If you are the record holder:

•
By Telephone. You can vote your shares by telephone, by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to return your proxy card. Your vote by telephone must be received by 11:59 p.m. Eastern time, September 13, 2006.

•
By Internet. You can also vote on the Internet. The website address for Internet voting is on your proxy card, and voting is also available 24 hours a day. If you vote by Internet, you do not need to return your proxy card. Your vote by Internet must be received by 11:59 p.m. Eastern time, September 13, 2006. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

•
By Mail. If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of voting at the Annual Meeting on September 14, 2006.

•	By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person.

If your stock is held by brokers, banks or other nominees:

If your common stock is held by a broker, bank or other nominee, you will receive instructions from such nominee that you must follow in order to have your shares voted.

If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on July 24, 2006.

If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the Annual Meeting. Under the rules of The NASDAQ Global Market, member brokers who do not receive instructions from beneficial owners will be allowed to vote on the election of Directors, the approval of the Third Amended and Restated Certificate of Incorporation, the approval of the Measurement Specialties, Inc. 2006 Stock Option Plan, the approval of the Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan and the ratification of auditors.

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person.

How Many Votes Are Required?

A quorum is required to transact business at the Annual Meeting. We will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares entitled to vote are present at the meeting, either in person or by proxy.

If a quorum is present, a plurality of votes cast is required to elect Directors. Thus, a Director may be elected even if the Director receives less than a majority of the shares represented at the meeting. Proxies cannot be voted for a greater number of nominees than are named in this Proxy Statement. To approve the Third Amended and Restated Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares is required. To approve the Measurement Specialties, Inc. 2006 Stock Option Plan, the Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan and to ratify the selection of independent auditors, an affirmative vote of a majority of the votes cast is required.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted as recommended by the Board of Directors: “for” the nominees for Director, “for” the approval of the Third Amended and Restated Certificate of Incorporation of the Company, “for” the approval of the Measurement Specialties, Inc. 2006 Stock Option Plan, “for” the approval of the Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan and “for” the ratification of the appointment of KPMG LLP as our independent auditors for fiscal 2007.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of the vote to elect Directors, the approval of the Measurement Specialties, Inc. 2006 Stock Option Plan, the approval of the Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan or ratification of auditors. Marked abstentions and broker non-votes will have the same effect as a vote "against" the approval of the Third Amended and Restated Certificate of Incorporation.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or by voting in person at the meeting.

Who Will Pay the Expenses of Proxy Distribution?

The Company will pay the expenses of the preparation of the proxy materials and the solicitation of proxies. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission (the “SEC”) and The NASDAQ Global Market, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Measurement Specialties stock.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year for a term of three years.

Two Directors will be elected at this Annual Meeting to serve for a three-year term expiring at our Annual Meeting in 2009. The Board has nominated R. Barry Uber and Satish Rishi to serve for the term expiring in 2009. You can find information about Messrs. Uber and Rishi below.

The persons named in the proxy card will vote such proxy “for” the election of Messrs. Uber and Rishi unless you indicate that your vote should be withheld. If elected, each of Messrs. Uber and Rishi will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal. Each of Messrs. Uber and Rishi has indicated to the Company that he will serve if elected. We do not anticipate that either Mr. Uber or Mr. Rishi will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board.

The Board of Directors recommends a vote FOR the election of Messrs. Uber and Rishi as Directors.

NOMINEES FOR TERM EXPIRING IN 2009

R. Barry Uber has been a Director since October 2003. Mr. Uber was President and Chief Operating Officer of American Commercial Barge Line from July 2001 to July 2003. He also served as President and Chief Executive Officer of North American Van Lines. Prior to joining North American Van Lines, Mr. Uber served for 30 years at Ingersoll-Rand Co. Inc. where he held increasingly responsible executive positions, last serving as Corporate Vice President and President of the Construction Machinery Equipment Group. Mr. Uber received a B.B.A. in business administration from Penn State University where he was awarded an Alumni Fellow Award in 1996. He serves as a Director of NES Rentals Holding, Inc. Age 61.

Satish Rishi has been a Director since September 2005. Since April 2006, Mr. Rishi has served as Senior Vice President, Finance and Chief Financial Officer of Rambus, Inc. From 2001 to April 2006 he served at Toppan Photomasks, Inc. (formerly DuPont Photomasks, Inc.) where he last held the positions of Executive Vice President and Chief Financial Officer. During his career, Mr. Rishi has held senior financial management positions at semiconductor and electronics manufacturers. He served as Vice President and Assistant Treasurer at Dell Inc. from 1999-2001, and prior to his service at Dell, Mr. Rishi spent 13 years at Intel Corp., where he held financial management positions of increasing responsibility, both in the United States and overseas. His last position at Intel was Assistant Treasurer.  Mr. Rishi also serves on the Board of Directors of the March of Dimes, Austin Chapter. Mr. Rishi received a B.S. with honors in Mechanical Engineering from Delhi College of Engineering, Delhi University, and an M.B.A. with a concentration in finance from the Walter J. Hass School of Business, University of California, Berkeley. Age 46.

DIRECTOR FOR TERM EXPIRING IN 2008

Morton L. Topfer has been a Director since January 2002 and was appointed Chairman of the Board effective January 31, 2003. Mr. Topfer is Managing Director of Castletop Capital, L.P., an investment firm. He previously served at Dell Computer Corporation as Counselor to the Chief Executive Officer, from December 1999 to February 2002, and Vice Chairman, from June 1994 to December 1999. Mr. Topfer was a member of the Board of Directors of Dell from December 1999 to July 2004. Prior to joining Dell, Mr. Topfer served for 23 years at Motorola, Inc. where he held several executive positions, last serving as Corporate Executive Vice President and President of the Land Mobile Products Sector. Mr. Topfer was conferred the Darjah Johan Negeri Penang State Award in July 1996 by the Governor of Penang for contributions to the development of the electronics industry in Malaysia. Mr. Topfer also serves as a director for Staktek Technologies and Advanced Micro Devices. Age 69.

DIRECTORS FOR TERM EXPIRING IN 2007

John D. Arnold has been a Director since June 1995. Mr. Arnold has been in private law practice since 1988, primarily representing technology companies with relationships with Asian investors and/or manufacturers. Prior to 1988, Mr. Arnold was employed with the law firms of Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California and Foley & Lardner in Milwaukee, Wisconsin. Mr. Arnold received a B.A. in business administration from the University of Wisconsin and a J.D. from Stanford Law School. Age 51.

Frank D. Guidone has served as Chief Executive Officer since June 2002 and has been a Director since December 2002. Mr. Guidone was a Managing Director/Principal of Corporate Revitalization Partners, a Dallas-based turnaround/crisis management consultancy firm, from 2000 to 2006. Mr. Guidone has been a partner at Four Corners Capital Partners, a boutique private investment firm of which Mr. Guidone is a co-founder, since 1999. Prior to forming Four Corners, Mr. Guidone spent 13 years in management consulting with Andersen Consulting and George Group, Inc. Mr. Guidone has worked with numerous solvent and insolvent companies, focusing on operational and financial restructurings. Mr. Guidone received a B.S. in mechanical engineering from The University of Texas at Austin. Age 41.

ITEM 2 - APPROVAL OF THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

The Board of Directors has adopted, subject to shareholder approval, the Third Amended and Restated Certificate of Incorporation of the Company, in the form attached as Exhibit A hereto (the “Third Amended and Restated Certificate of Incorporation”). The Third Amended and Restated Certificate of Incorporation will (i) effect an increase in the total number of authorized shares of common stock from 20,000,000 to 40,000,000, (ii) effect an increase in the total number of authorized shares of “blank check” preferred stock from 978,244 to 1,000,000, (iii) eliminate the classes of Series A Convertible Preferred Stock, par value $5.00 per share, Series B Convertible Preferred Stock, par value $5.00 per share, and Series C Convertible Preferred Stock, par value $1.75 per share, (iv) include provisions relating to the indemnification of directors and officers of the Company, and (v) effect certain other non-substantive changes. In accordance with the New Jersey Business Corporation Act (the “BCA”), the proposed Third Amended and Restated Certificate of Incorporation is subject to shareholder approval. In the event that shareholder approval of the proposed Third Amended and Restated Certificate of Incorporation is obtained, the Company expects to file the Third Amended and Restated Certificate of Incorporation with the Treasurer of State of New Jersey on or about the close of business on the date of the Annual Meeting.

Purpose and Effect of Increasing the Total Number of Authorized Shares of Common Stock

Background

The Company’s Second Restated Certificate of Incorporation, as currently in effect, provides that the Company’s authorized capital stock consists of 21,200,000 shares of capital stock, of which 20,000,000 shares, no par value, are designated as common stock. On July 24, 2006, the Company’s Board of Directors approved the Third Amended and Restated Certificate of Incorporation to, among other things, increase the number of authorized shares of common stock from 20,000,000 shares to 40,000,000 shares.

As of July 7, 2006, out of the 20,000,000 shares of common stock currently authorized for issuance under the Second Restated Certificate of Incorporation, a total of 14,115,384 shares were issued and outstanding and an aggregate of 1,499,347 shares were reserved for issuance upon exercise of the Company’s stock options issued and outstanding under the 1995 Measurement Specialties, Inc. Stock Option Plan, the 1998 Measurement Specialties, Inc. Stock Option Plan and the 2003 Measurement Specialties, Inc. Stock Option Plan. In addition, the Company has reserved (i) 1,000,000 shares of common stock to be available for issuance pursuant to the exercise of stock options granted or to be granted under the Measurement Specialties, Inc. 2006 Stock Option Plan, which is subject to shareholder approval and the details of which are summarized in “Item 3 - Approval of the Measurement Specialties, Inc. 2006 Stock Option Plan” below, and (ii) 250,000 shares of common stock to be available for issuance pursuant to employee stock purchases made under the Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan, which is subject to shareholder approval and the details of which are summarized in “Item 4 - Approval of the Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan” below. As a consequence, only 3,135,269 shares remain available for issuance by the Company in furtherance of its business purposes. The Board believes that an increase in the number of shares of common stock authorized for issuance is appropriate and necessary to provide the Company with the flexibility to issue stock in connection with various types of transactions that it may deem to be in the best interests of the Company and its shareholders in the future, as more fully set forth below under “Reasons for and Effects of Increasing the Total Number of Authorized Shares of Common Stock.”

Reasons for and Effects of Increasing the Total Number of Authorized Shares of Common Stock

In recognition of the fact that the Company has a limited number of shares of common stock currently available for issuance, the Board of Directors has approved, and voted to recommend that the shareholders approve, the Third Amended and Restated Certificate of Incorporation, pursuant to which the number of shares of common stock that the Company would be authorized to issue would be increased from 20,000,000 shares to 40,000,000 shares.

The Board of Directors believes that an increase in authorized common stock would provide the Company with increased flexibility to issue and/or sell common stock from time to time, at the discretion of the Board of Directors, and without further authorization by the shareholders, for one or more of the following business purposes: (i) in public or private offerings as a means of obtaining additional capital for the Company’s business; (ii) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets; (iii) to satisfy any current or future financial obligations of the Company; (iv) in connection with the exercise of options, warrants or rights, or the conversion of convertible securities that may be issued by the Company; or (v) pursuant to any benefit, option or stock ownership plan or employment agreement.

The proposed increase in the number of authorized shares of common stock will not change the number of shares of common stock outstanding or the rights of the holders of such stock; however, any issuance of additional shares of common stock could reduce the current shareholders’ proportionate interests in the Company, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Moreover, the issuance of additional shares of common stock could discourage attempts to acquire control of the Company by tender offer or other means. In such a case, shareholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Also, the issuance of common stock to persons supportive of the Board of Directors could make it more difficult to remove incumbent management and directors from office. Although the Board of Directors intends to issue common stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of common stock may have, among others, a dilutive effect on earnings per share of common stock and on the equity and voting rights of holders of shares of common stock. The Board of Directors believes, however, that the benefits of providing the flexibility to issue shares of common stock without delay for any business purpose outweigh any such possible disadvantages.

Ownership of shares of common stock entitles each shareholder to one vote per share of common stock. Holders of shares of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Shareholders wishing to maintain their interest, however, may be able to do so through normal market purchases.

Purpose and Effect of Increasing the Total Number of Authorized Shares of  Blank Check Preferred Stock

Background

Pursuant to the laws of the State of New Jersey and the Company’s Second Restated Certificate of Incorporation, as currently in effect, the Board of Directors has the authority, without further action by shareholders, to issue up to 978,244 authorized shares that have not been previously classified and (i) to divide such shares into classes and into series within any class or classes, (ii) to determine the designation and the number of shares of any class or series, and (iii) to make all other divisions and determinations related thereto. Such type of shares are commonly known as “blank check” preferred stock. Currently, no authorized shares of “blank check” preferred stock are issued or outstanding.

The Board of Directors is now requesting that the shareholders approve an increase in the number of shares of “blank check” preferred stock which the Company can issue from 978,244 to 1,000,000.

Reasons for and Effects of Increasing the Total Number of Authorized Shares of Blank Check Preferred Stock

The Company has no present intention to issue any of the currently authorized or newly authorized shares of “blank check” preferred stock. Nonetheless, the Board of Directors believes that increasing the number of authorized but unissued shares of “blank check” preferred stock will provide the Board or Directors with further flexibility to raise capital and to protect the Company against unsolicited takeover attempts. However, when designating and issuing the “blank check” preferred stock, the Board of Directors may issue shares with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Further, this type of “blank check” preferred stock makes it possible for the Company to issue preferred stock quickly with terms calculated to delay or prevent a change in the Company's control or make removal of the Company's management more difficult. Additionally, if the Company issues the preferred stock, the market price of common stock may decrease, and voting and other rights may decrease.

The provision in the Third Amended and Restated Certificate of Incorporation relating to the “blank check” preferred stock shall read as follows:

“Section 2. Preferred Stock. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of any or all shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the BCA. The Board of Directors shall have the authority to change the designation or number of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established class or series no shares of which have been issued. No holder of Preferred Stock shall have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Preferred Stock, or to any obligations convertible (directly or indirectly) into any class or series of stock of the Corporation whether now or hereafter authorized, except as otherwise determined by the Board of Directors.”

Purpose and Effect of Eliminating the Classes of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock

Background

The Company’s Second Restated Certificate of Incorporation, as currently in effect, designates and authorizes for issuance three series of Convertible Preferred Stock as follows: (i) 100,000 shares of Series A Convertible Preferred Stock, par value $5.00 per share, (ii) 100,000 shares of Series B Convertible Preferred Stock, par value $5.00 per share, and (iii) 21,756 shares of Series C Convertible Preferred Stock, par value $1.75 per share. Currently, no shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred stock are outstanding.

Reasons for and Effects of Eliminating the Classes of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock

The Company has no present intention to issue any of the currently authorized shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock. These series were created shortly after the Company was formed, for purposes that are no longer applicable to the Company's present business and strategy. Accordingly, the Third Amended and Restated Certificate of Incorporation, if approved by the shareholders, will, among other things, eliminate all references therein to the classes of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, but will authorize the issuance of 1,000,000 shares of “blank check” preferred stock, no par value. As is currently the case, the Board of Directors has and will have full authority to establish a particular series of Preferred Stock and cause the issuance of such series without further approval by the Company's shareholders in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the BCA.

Provisions Relating to the Exculpation and Indemnification of Directors and Officers of the Company

The Company’s Second Restated Certificate of Incorporation, as currently in effect, provides that to the fullest extent permitted by the BCA, the Company’s Directors and officers will not be held personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty. In addition, the Company’s Bylaws provide that the Company’s Directors and officers shall be indemnified against liability to the fullest extent permitted by the BCA.

The Third Amended and Restated Certificate of Incorporation, if approved by the shareholders, will, among other things, integrate and clarify the exculpation and indemnification provisions that are currently contained in both the Second Restated Certificate of Incorporation and the Bylaws of the Company. The exculpation provisions of the Third Amended and Restated Certificate of Incorporation will provide, to the fullest extent permitted by the BCA, that the Company's Directors and officers shall not be personally liable to the Company or its shareholders for damages for breach of their fiduciary duty. This provision does not reflect a substantive change from what is presently contained in the Second Restated Certificate of Incorporation of the Company. The effect of such exculpation provisions is to eliminate the Company's rights and its shareholders’ rights (through shareholders’ derivative suits on behalf of the Company) to recover damages against a Director or officer for breach of any duty, other than the breach of a duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of a improper personal benefit. The indemnification provisions of the Third Amended and Restated Certificate of Incorporation will provide, to the fullest extent not prohibited by the BCA, that the Company’s Directors, officers and trustees of employee benefit plans will be indemnified and held harmless by the Company from and against any and all liabilities and expenses incurred or suffered in connection with any legal proceeding, inquiry or investigation in which they are involved by reason of having such position with the Company. The indemnification provisions of the Third Amended and Restated Certificate of Incorporation will also require the Company to advance to such indemnified persons certain expenses incurred in connection with their involvement in such legal proceedings, inquiries or investigations.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks that the directors and officers of corporations face in carrying out their respective duties. The amount of time and money required to respond to such claims and defend such litigation can be substantial and can be distracting to the directors and officers. In addition, the current corporate governance environment and the new requirements of the Sarbanes-Oxley Act of 2002, SEC and The NASDAQ Global Market have increased scrutiny of the actions of directors and have created at least the perception of increased liability for directors.

It is the Company’s desire to reduce such risks to its directors and officers and to limit situations in which monetary damages can be received against Directors and officers so that the Company may continue to attract and retain qualified Directors and officers who otherwise might be unwilling to serve because of the risks involved. Directors and officers will choose to join or remain with companies with the most favorable corporate environment. The Company believes that, by providing for indemnification and advancement of expenses to Directors and officers of the Company and by limiting the personal liability of Directors and officers of the Company, the proposed charter amendments will enable the Company to create a more favorable corporate environment and compete more effectively with other public companies in attracting and retaining new Directors and officers. However, the shareholders should be aware that such provisions inure to the benefit of the directors of the Company, and that the interest of the Board of Directors in recommending such provisions may therefore be in conflict with the interests of the shareholders.

The Board of Directors and the Company’s management are not aware of any pending or threatened action, suit or proceeding involving any of its directors or officers for which indemnification from the Company may be sought.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Provisions Relating to the Classified Board of Directors

Pursuant to provisions of Company’s Second Restated Certificate of Incorporation, as currently in effect, the Board of Directors is divided into three classes and, at each annual meeting of shareholders, one class of directors is elected for a term of three years.

The Board of Directors has adopted, subject to shareholder approval, the Third Amended and Restated Certificate of Incorporation which, among other things, (i) restates the provisions establishing a classified Board of Directors contained in the Second Restated Certificate of Incorporation, as currently in effect, and (ii) provides that in the event that the holders of any class or series of Preferred Stock of the Company are entitled, voting separately as a class or series, to elect any directors of the Company, the number of directors that may be elected by such holders shall be in addition to the number fixed by the Board of Directors and, except as otherwise expressly provided in the terms of such class or series, the term of the directors elected by such holders shall expire at the annual meeting of shareholders next succeeding their election without regard to the classification of the remaining directors. This provision does not reflect a substantive change from what is presently contained in the Second Restated Certificate of Incorporation of the Company. If the Third Amended and Restated Certificate of Incorporation is approved by shareholders of the Company, the Board will continue to be divided into three classes and, at each annual meeting of shareholders, only one class of directors will be elected. The classes will, to the maximum extent feasible, have an approximately equal number of members.

Pursuant to the BCA, directors on a classified board may be removed by shareholders only if there is “cause” for such removal. The overall effect of a classified board is to prevent a person or entity from immediately acquiring control of the Company through an increase in the number of directors and the election of such person or of such person’s or entity’s nominees to fill such newly created vacancies. Since a hostile party would be unable to acquire control of the board at a single annual meeting, a classified board may have the effect of encouraging such a party to negotiate with the board rather than pursue unilateral action. Classified board provisions are typically referred to as anti-takeover provisions. The principal purpose of any anti-takeover provision is to protect the interests of a corporation and its shareholders in the event of a sudden takeover attempt. Such provisions are intended to require a hostile purchaser to deal fairly with shareholders and to give a corporation’s board of directors a better opportunity to analyze prospective business combinations and tender offers, evaluate alternatives, and make careful recommendations to shareholders. However, such provisions could have the effect of making more difficult, or discouraging, a merger, tender offer, proxy contest, or assumption of control and change of incumbent management, even when a majority of shareholders considers such a course to be in its best interests. The Board believes that the positive aspects of having a classified board outweigh the limitations imposed by the anti-takeover provisions.

Non-substantive changes

The Third Amended and Restated Certificate of Incorporation also contains certain modifications of the Second Restated Certificate of Incorporation, as currently in effect, which are non-substantive in nature and were made solely for clarification purposes as the Board of Directors deemed appropriate.

Shareholders are urged to read the Third Amended and Restated Certificate of Incorporation attached as Exhibit A hereto in its entirety.

For the reasons set forth above, the Board of Directors recommends a vote FOR the approval of the Third Amended and Restated Certificate of Incorporation.

ITEM 3 - APPROVAL OF MEASUREMENT SPECIALTIES, INC.
2006 STOCK OPTION PLAN

DESCRIPTION OF THE 2006 PLAN AND VOTE REQUIRED

On March 29, 2006, the Board of Directors adopted the Measurement Specialties, Inc. 2006 Stock Option Plan (the “2006 Plan”) and directed that the 2006 Plan be submitted to the shareholders for approval at the 2006 Annual Meeting. The affirmative vote of a majority of the votes cast by holders of the shares of our common stock voting in person or by proxy at the Annual Meeting is required to approve the 2006 Plan. We will continue to make awards under the 1998 Measurement Specialties, Inc. Stock Option Plan (the “1998 Plan”) and the 2003 Measurement Specialties, Inc. Stock Option Plan (the “2003 Plan”) at the discretion of the Board to the extent that shares remain available under these plans. As of July 7, 2006, 11,240 shares and 83,793 shares were available for issuance upon the exercise of options that may be granted in the future under the 1998 Plan and 2003 Plan, respectively. The purpose of the 2006 Plan is to enable us to attract, retain, motivate and provide additional incentive to our Directors, officers, employees consultants and advisors, whose contributions are essential to our growth and success, by enabling them to participate in our long-term growth through ownership of our stock. If the 2006 Plan is approved by the shareholders at the Annual Meeting, the Company contemplates filing a Registration Statement on Form S-8 with the SEC to register sales of shares under the 2006 Plan.

SUMMARY OF THE 2006 PLAN

The following summary of the 2006 Plan is qualified in its entirety by reference to the text of the 2006 Plan, which is attached as Exhibit B hereto. The 2006 Plan will be administered by our Board of Directors. Our Board of Directors may delegate the administration of the 2006 Plan to our Compensation Committee; however, only members of our Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may grant options to our officers and Directors who are subject to Section 16 of the Exchange Act. Further, the 2006 Plan may be administered only by members of our Compensation Committee who are “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for the purpose of granting options to our officers or Directors where such compensation is intended to qualify as “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code. For purposes of the following discussion, the term “Administrator” means the Board of Directors or the Compensation Committee as provided above. The Administrator has the authority, subject to the terms of the 2006 Plan, to determine the individuals to whom options will be granted, the times at which options will be granted and the terms and conditions of the options.

The material provisions of the 2006 Plan are as follows:

ELIGIBILITY. Options may be granted to our key employees, consultants, advisors and Directors. Options intended to qualify as incentive stock options (“ISOs”) may be granted only to key employees while actually employed by us. Non-employee Directors, consultants and advisors are not entitled to receive ISOs under the 2006 Plan.

OPTION PRICE. The option price for ISOs generally will be 100% of the fair market value of Measurement Specialties common stock on the date the option is granted; however, if the participant in the 2006 Plan owns more than 10% of the combined voting power of Measurement Specialties and any subsidiary or parent corporation, the option price will be not less than 110% of the fair market value of Measurement Specialties common stock on the date of grant. The fair market value of Measurement Specialties common stock first becoming subject to exercise as an incentive stock option by an optionee who is an employee during any given calendar year may not exceed $100,000. The option price for non-qualified stock options (as defined below) will be determined by the Administrator and may be less than, equal to or greater than the fair market value of Measurement Specialties common stock on the date of grant. Fair market value for purposes of the 2006 Plan is the closing market price of Measurement Specialties common stock as reported on the stock exchange determined by the Board to be the primary market for the common stock on the date of grant (currently, The NASDAQ Global Market). If Measurement Specialties common stock is not listed or traded on any exchange, the Administrator will determine fair market value.

DURATION OF OPTIONS. Each stock option will terminate on the date fixed by the Administrator, which will not be more than ten years after the date of grant. If the participant in the 2006 Plan owns more than 10% of the combined voting power of Measurement Specialties and any subsidiary or parent corporation and an incentive stock option is granted to such participant, the option will terminate on the date fixed by the Administrator, which will not be more than five years after the date of grant.

VESTING. Options become exercisable when they have vested. The Administrator will specify the relevant vesting provisions at the time of the grant.

EXERCISE FOLLOWING TERMINATION OF EMPLOYMENT OR SERVICE. The exercise period for options granted under the 2006 Plan may not exceed 10 years from the date of grant. Unless otherwise determined by the Administrator:

•
if an optionee’s employment is terminated because of retirement, the optionee may exercise the option during a period ending on the earlier of the expiration date of the option or the expiration of three months following the optionee's termination;

•
if an optionee’s employment is terminated because of disability, the optionee may exercise the option during a period ending on the earlier of the expiration date of the option or the expiration of twelve months following the optionee's termination;

•
if an optionee’s employment is terminated because of death, the optionee's legal representative may exercise the option during a period ending on the earlier of the expiration date of the option or the expiration of twelve months following the optionee's termination;

•	if an optionee’s employment is terminated for cause (as defined in the 2006 Plan), all options immediately terminate; and
•
if an optionee’s employment is terminated for any reason other than those stated above, the optionee may exercise the option during a period ending on the earlier of the expiration date of the option or the expiration of three months following the optionee’s termination.

PAYMENT. The Administrator will determine whether exercise of options will be settled in whole or in part in cash, common stock or other securities of Measurement Specialties or other property.

SHARES THAT MAY BE ISSUED UNDER THE 2006 PLAN. A maximum of 1,000,000 shares of Measurement Specialties common stock (which number may be adjusted as described below) are available for issuance pursuant to the exercise of stock options granted under the 2006 Plan. If any stock option terminates or is canceled for any reason without having been exercised in full, the shares of stock not issued will then become available for additional grants of options. The shares available under the 2006 Plan represent approximately 7.1% of Measurement Specialties common stock issued and outstanding on July 7, 2006. The number of shares available under the 2006 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action.

ESTIMATE OF BENEFITS. The number of stock options that would be awarded to Measurement Specialties' Chief Executive Officer and the other four most highly compensated executive officers of Measurement Specialties pursuant to the 2006 Plan is not currently determinable. In the fiscal year ended March 31, 2006, an aggregate of 54,000 stock options were awarded to Measurement Specialties' Chief Executive Officer and the four other most highly compensated executive officers as a group under the 1998 Plan and the 2003 Plan as the case may be. In March 2006, options to purchase 300,000 shares of Common Stock were granted to Measurement Specialties’ Chief Executive Officer pursuant to the 2006 Plan. Such grant to the Chief Executive Officer is subject to approval of the 2006 Plan by the shareholders of the Company and if the shareholders do not approve the 2006 Plan, such grant will be automatically rescinded. Overall, a net of 217,532 options were granted during the fiscal year ended March 31, 2006, as there were 603,250 options granted and approximately 385,718 forfeited. Additionally in the fiscal year ended March 31, 2006, 442,580 options were granted of which approximately 304,048 were forfeited, resulting in a net options granted of 138,532 to 72 other employees, including all current officers who are not executive officers, and 25,000 options were granted to Directors who are not executive officers under the 1998 Plan and the 2003 Plan, as the case may be.

FEDERAL INCOME TAX CONSEQUENCES OF THE 2006 PLAN INCENTIVE STOCK OPTIONS. Some of the options granted under the 2006 Plan may constitute “Incentive Stock Options” within the meaning of Section 422 of the Code. Under present Federal tax laws, there will be no Federal income tax consequences to either Measurement Specialties or an optionee upon the grant of an ISO, nor will an optionee's exercise of an ISO result in Federal income tax consequences to Measurement Specialties. Although an optionee will not realize ordinary income upon his exercise of an ISO, the excess of the fair market value of the common stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the “alternative minimum tax” pursuant to Section 55 of the Code on the optionee. If an optionee does not dispose of common stock acquired through an ISO within one year of the ISO's date of exercise or two years from the date of grant of the ISO, whichever is later (each, a "disqualifying disposition"), any gain realized upon a subsequent disposition of common stock will constitute long-term capital gain to the optionee. If an optionee disposes of the common stock in a disqualifying disposition, an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the date of exercise over the option price or (ii) the actual gain realized upon a subsequent disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. Measurement Specialties will receive a deduction in an amount equal to the amount constituting ordinary income to an optionee.

NON-QUALIFIED STOCK OPTIONS. Certain stock options which do not constitute ISOs (“Non-qualified stock options”) may be granted under the 2006 Plan. Under present Federal income tax regulations, there will be no Federal income tax consequences to either Measurement Specialties or the optionee upon the grant of a Non-qualified stock option. However, the optionee will realize ordinary income upon the exercise of a Non-qualified stock option in an amount equal to the excess of fair market value of the common stock acquired upon the exercise of such option over the option price, and Measurement Specialties will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such common stock will constitute short- or long-term capital gain, depending on the optionee's holding period. The Federal income tax consequences described in this section are based on U.S. laws and regulations in effect on July 28, 2006, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. Tax consequences in other countries may vary.

TERMINATION OF AND AMENDMENTS TO THE 2006 PLAN. The Board of Directors may amend the 2006 Plan from time to time, except that no amendment will be made without shareholder approval if such approval is necessary to comply with applicable law or the rules and regulations of any stock exchange on which the Company's common stock is traded. No options may be granted under the 2006 Plan after February 29, 2016.

Shareholders are urged to read the 2006 Plan attached as Exhibit B hereto in its entirety.

The Board of Directors recommends a vote FOR the approval of the Measurement Specialties, Inc. 2006 Stock Option Plan.

ITEM 4 –  APPROVAL OF MEASUREMENT SPECIALTIES, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF THE MEASUREMENT SPECIALTIES, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN AND VOTE REQUIRED

The Board of Directors adopted the Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan (the “2006 Purchase Plan”) in the form attached as Exhibit C hereto and directed that the 2006 Purchase Plan be submitted to the shareholders for approval at the 2006 Annual Meeting. The affirmative vote of a majority of the votes cast by holders of the shares of our common stock voting in person or by proxy at the Annual Meeting is required to approve the 2006 Purchase Plan. If the 2006 Purchase Plan is approved by shareholders at the Annual Meeting, the Company anticipates filing a Registration Statement on Form S-8 with the SEC to register sales of shares under the 2006 Purchase Plan.

SUMMARY OF THE 2006 PURCHASE PLAN

The purpose of the 2006 Purchase Plan is to provide employees of the Company and certain of its subsidiaries with an opportunity to purchase shares of common stock of the Company through accumulated payroll deductions. As of July 7, 2006, approximately 700 employees would be eligible to participate in the 2006 Purchase Plan. It is the intention of the Company to have the 2006 Purchase Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code.

The material provisions of the 2006 Purchase Plan are as follows:

ADMINISTRATION. The 2006 Purchase Plan may be administered by the Board or a committee, person or entity designated by the Board (referred to herein as the “Administrator”). The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the 2006 Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the 2006 Purchase Plan. Up to 250,000 shares are available for purchase under the 2006 Purchase Plan.

ELIGIBILTY. Each employee of the Company or certain designated subsidiaries who has attained the age of eighteen (18) years and who has completed at least three (3) months of service by the end of a twelve (12) month period of employment and is considered a full time employee by the Company or a designated subsidiary is eligible to participate in the 2006 Purchase Plan; except that no employee will be granted an option under the 2006 Purchase Plan to the extent that (i) immediately after the grant, such employee would own 5% or more of the total combined voting power or value of all classes of the Company’s capital stock or any subsidiary including ownership through unexercised or unvested stock options, or (ii) his or her rights to purchase stock under all of the then-existing employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

OFFERING PERIOD. Until determined otherwise by the Administrator, offering periods will be for periods of approximately 6 months during which an option granted pursuant to the 2006 Purchase Plan may be exercised, commencing on the first trading day on or after March 31 and September 30 of each year and terminating approximately 6 months thereafter. To participate in the 2006 Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the 2006 Purchase Plan. Such payroll deductions may not exceed 15% of a participant’s compensation during the offering period. Payroll deductions for a participant shall commence on the first payday following the offering date and shall end on the last payday in the offering period, unless sooner terminated by the participant.

PURCHASE PRICE. Shares of our common stock may be purchased under the 2006 Purchase Plan at a purchase price of 95% of the lower closing value of the common stock on the first or last trading day of  an offering period. If the common stock is listed on any established stock exchange or a national market system, including without limitation The NASDAQ Global Market, the fair market value of our common stock on any relevant date will be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal, or such other sources the Administrator deems reasonable.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. The number of shares of the Company’s common stock a participant may purchase during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price of the shares of common stock on the exercise date. During the offering period, a participant may discontinue his or her participation in the 2006 Purchase Plan, and may decrease or increase the rate of payroll deductions in an offering period within limits set by the Administrator in its sole discretion. All payroll deductions made for a participant are credited to the participant’s account under the 2006 Purchase Plan and are withheld in whole percentages only. A participant may not make additional payments into such account.

WITHDRAWAL. A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the 2006 Purchase Plan until five trading days prior to the end of an offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his or her account will be paid to such participant as soon as administratively feasible. If a participant withdraws during an offering period, payroll deductions will not resume at the beginning of the succeeding offering period unless the participant re-enrolls during an enrollment period.

TERMINATION OF EMPLOYMENT. Termination of a participant’s employment for any reason, including retirement, death, or failure to remain eligible to participate in the 2006 Purchase Plan, immediately terminates his or her participation in the 2006 Purchase Plan. In such event, the payroll deductions credited to the participant's account during the offering period but not yet used to purchase shares under the 2006 Purchase Plan will be returned without interest to him or her or, in the case of his or her death, to the designated beneficiary.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR CONSOLIDATION.

CHANGES IN CAPITALIZATION. Subject to any required action by shareholders of the Company, the maximum number of shares reserved under the 2006 Purchase Plan, the maximum number of shares that may be purchased during any purchase period, the number of shares that may be added annually to the amount of shares reserved under the 2006 Purchase Plan, as well as the price per share and number of shares of common stock covered by each option under the 2006 Purchase Plan which has not yet been exercised will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Company’s common stock, or any other change in the number of shares of common stock effected without receipt of consideration by the Company.

MERGER OR CONSOLIDATION. In the event of any merger or consolidation involving the Company, participants shall be entitled to receive, at the end of the relevant offering period, the securities or property a holder of the relevant number of shares of common stock would be entitled to receive at the time of such merger or consolidation.

AMENDMENT AND TERMINATION OF THE PLAN. The Administrator may at any time terminate or amend the 2006 Purchase Plan, including the term of any offering period then outstanding. Generally, no such termination can adversely affect options previously granted.

CERTAIN FEDERAL INCOME TAX INFORMATION. The following brief summary of the effect of Federal income taxation upon the participant and the Company with respect to the shares purchased under the 2006 Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The 2006 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2006 Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 5% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price for such shares. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Shareholders are urged to read the 2006 Purchase Plan attached as Exhibit C hereto in its entirety.

The Board of Directors recommends a vote FOR the approval of the Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan.

ITEM 5 – RATIFICATION OF INDEPENDENT AUDITORS

Appointment of Auditors for Fiscal 2007

The Audit Committee has appointed KPMG LLP as our independent auditors for fiscal 2007. We are not required to have the shareholders ratify the selection of KPMG LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP but may retain such independent auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Measurement Specialties and its shareholders. Representatives of KPMG LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent auditors for fiscal 2007.

Changes in Our Independent Auditors

On July 13, 2005, the Company notified Grant Thornton LLP of its decision to dismiss Grant Thornton LLP as the Company’s independent auditors.

Concurrently, the Audit Committee and the Board of Directors approved the engagement of KPMG LLP as the Company's independent auditors, effective upon completion of KPMG LLP's customary client acceptance procedures, notification to Grant Thornton LLP of dismissal, and execution of an engagement letter. KPMG LLP served as the Company's independent auditors beginning with fiscal year 2006.

During the period beginning April 1, 2003 through July 13, 2005 (the date KPMG LLP was appointed), neither the Company nor anyone acting on the Company’s behalf consulted with KPMG LLP regarding (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

The reports of Grant Thornton LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from April 1, 2003 through July 13, 2005, there were no disagreements with Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the matter in its report.

Representatives of Grant Thornton LLP, the principal accountant for the fiscal year 2005, are not expected to be present at the Annual Meeting.

Fees Paid to Our Independent Auditors During Fiscal 2006 and Fiscal 2005

Audit Fees

Measurement Specialties was billed the aggregate amount of $1,326,779 for the fiscal year ended March 31, 2006 for professional services rendered by KPMG LLP for its audit of our financial statements for fiscal 2006, review of the financial statements included in our Forms 10-Q during fiscal 2006 and its audit of internal controls over financial reporting.

Measurement Specialties was billed the aggregate amount of $847,999 during the fiscal year ended March 31, 2006 for professional services rendered by Grant Thornton LLP for its audit of our financial statements for fiscal 2005, and Sarbanes-Oxley related reviews and procedures with regard to restatement of prior year financial statements for discontinued operations with the sale of the consumer business. Measurement Specialties was billed the aggregate amount of $1,127,723 during the fiscal year ended March 31, 2005 for professional services rendered by Grant Thornton LLP for its audit of our financial statements for fiscal 2005, review of the financial statements included in our Forms 10-Q during fiscal 2005 and its audit of internal controls over financial reporting.

Audit-Related Fees

In fiscal 2006, Measurement Specialties did not pay any fees for audit-related services rendered by KPMG LLP.

In fiscal 2006 and 2005, Measurement Specialties did not pay any fees for audit-related services rendered by Grant Thornton LLP.

Tax Fees

KPMG LLP did not bill any fees in fiscal 2006 for tax compliance services.

Grant Thornton LLP billed $253,134 and $214,321 during fiscal 2006 and 2005, respectively, for tax compliance services.

All Other Fees

During fiscal 2006, Measurement Specialties did not pay KPMG LLP any fees other than those described above.

During fiscal 2006 and 2005, Grant Thornton LLP billed approximately $14,862 and $117,037, respectively, in fees and disbursements for the services other than those described above. These services related primarily to acquisitions and litigation.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. All audit and permissible non-audit services provided by KPMG LLP and Grant Thornton LLP to Measurement Specialties for fiscal 2006 and fiscal 2005, respectively, were pre-approved by the Audit Committee.

GOVERNANCE OF THE COMPANY

Pursuant to the New Jersey Business Corporation Act and the Company’s by-laws, Measurement Specialties’ business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have five members on our Board. The Board has determined that three of its members, John D. Arnold, R. Barry Uber and Satish Rishi, are “independent,” as defined in the listing standards of The NASDAQ Global Market (“NASDAQ”).

During fiscal 2006, the Board held 4 meetings and the committees held a total of 5 meetings. Each incumbent Director attended more than 75% of the total number of meetings of the Board of Directors and the Board committees of which he was a member during the period he served as a Director in fiscal 2006. Our policy, which commenced with our 2004 Annual Meeting, is to require all Directors to attend annual meetings of shareholders, absent extenuating circumstances. All of our Directors then serving attended the Measurement Specialties 2005 Annual Meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal 2006, the Board of Directors had standing audit, compensation and nominating committees. The Audit Committee consisted of John D. Arnold (Chairman), R. Barry Uber, The Honorable Dan J. Samuel (until his resignation from the Board of Directors in September 2005) and Satish Rishi (upon his appointment in September 2005 to fill the vacancy created by the resignation of The Honorable Dan J. Samuel). All of the Audit Committee members are independent, as independence for audit committee members is defined in the NASDAQ listing standards. The Board has determined that all Audit Committee members have the financial sophistication and experience required by NASDAQ listing standards. The Company has determined that current Director and nominee Satish Rishi qualifies as an “audit committee financial expert,” as defined in Item 401(h) of the Securities and Exchange Commission Regulation S-K. For additional information regarding the experience and background of Mr. Rishi, see “Item 1 - Election of Directors” above.

During fiscal 2006, the Audit Committee met 5 times. The functions of the Audit Committee are described in its report, which is included in this proxy statement.

During fiscal 2006, the Compensation Committee consisted of The Honorable Dan J. Samuel (Chairman) (until his resignation from the Board of Directors in September 2005), Satish Rishi (upon his appointment in September 2005 to fill the vacancy created by the resignation of The Honorable Dan J. Samuel), John D. Arnold, and R. Barry Uber. During fiscal 2006, the Compensation Committee met 2 times. The functions of the Compensation Committee are described in its report, which is included in this proxy statement.

During fiscal 2006, the Nominating Committee, consisted of R. Barry Uber (Chairman), John D. Arnold, The Honorable Dan J. Samuel (until his resignation from the Board of Directors in September 2005) and Satish Rishi (upon his appointment in September 2005 to fill the vacancy created by the resignation of The Honorable Dan J. Samuel). All of the Nominating Committee members are independent, as independence for nominating committee members is defined in the NASDAQ listing standards. The Nominating Committee was formed to evaluate and recommend to the Board the persons to be nominated for election as Directors at any meeting of shareholders, and the persons to be elected by the Board to fill any vacancy on the Board.

During fiscal 2006, the Nominating Committee did not meet. Prior to the formation of the Nominating Committee, the full Board, a majority of the members of which are “independent,” as defined in the NASDAQ listing standards, performed the functions now assigned to the Nominating Committee. The Board has adopted a written charter setting forth the functions of the Nominating Committee and providing direction as to nominating policies and procedures. This charter is available to shareholders on our website, www.meas-spec.com. The Nominating Committee carefully considers all director candidates recommended by our shareholders, and the Nominating Committee does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates. In its evaluation of each proposed candidate, the Nominating Committee considers many factors including, without limitation, the individual’s experience, character, demonstrations of judgment and ability, and financial and other special expertise. The Nominating Committee is also authorized to obtain the assistance of an independent third party to complete the process of finding, evaluating and selecting suitable candidates for director. Any shareholder who wishes to recommend an individual as a nominee for election to the Board should submit such recommendation in writing to the attention of Frank D. Guidone (who will forward the recommendation to the Nominating Committee) through Company’s website (http://www.meas-spec.com) or by mail to the Company (1000 Lucas Way, Hampton, VA 23666, Attn: Chairman of Nominating Committee) , together with information regarding the experience, education and general background of the individual and a statement as to why the shareholder believes such individual to be an appropriate candidate for Director of Measurement Specialties. Such recommendation should be provided to Measurement Specialties no later than 80 days prior to the anniversary of the date of the notice accompanying these proxy materials.

The Board has determined that each of Messrs. Arnold, Uber and Rishi is “independent,” as defined in the NASDAQ listing standards. Consequently, each of the Audit Committee, Compensation Committee and Nominating Committee consists solely of independent Directors.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company encourages shareholder communications with the Board of Directors but does not have a formal process. All such communications should be sent to Frank D. Guidone through Company’s website (http://www.meas-spec.com/myMEAS/investors/ceo_comment.asp) or by mail to the Company (1000 Lucas Way, Hampton, VA 23666). Mr. Guidone will circulate them to the other members of the Board. If the communication is directed to a particular Director, Mr. Guidone will forward the communication to that Director. The Board does not screen shareholder communications.

COMPENSATION OF DIRECTORS

Directors who are our employees do not receive additional compensation for serving on our Board of Directors or on committees of the Board. Mr. Guidone, as Chief Executive Officer, is the only member of the Board of Directors who is also an employee. For fiscal 2006, all of our outside Directors (Mr. Topfer, Mr. Uber, Mr. Arnold, Mr. Samuel (until his resignation in September 2005), and Mr. Rishi (upon his appointment in September 2005)), that is Directors who are not employees or full-time consultants of Measurement Specialties, each received a cash retainer of $35,000. Three of our outside Directors, Mr. Topfer, Mr. Arnold and Mr. Uber, received options to purchase 5,000 shares. One of our outside Directors, Mr. Rishi, received an option to purchase 10,000 shares.

Outside Directors do not receive retirement or other fringe benefits and do not receive additional compensation related to attendance at committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee in fiscal 2006 were The Honorable Dan J. Samuel (until his resignation from the Board of Directors in September 2005), Satish Rishi (upon his appointment in September 2005 to fill the vacancy created by the resignation of The Honorable Dan J. Samuel), John D. Arnold, and R. Barry Uber. None of the members has ever been an officer or employee of Measurement Specialties or any of its subsidiaries, and no “compensation committee interlocks” existed during fiscal 2006.

CODE OF ETHICS

The Company has adopted a Code of Ethics in accordance with SEC regulations, applicable to the Company’s Chief Executive Officer, senior financial officers and the Board of Directors. The Code of Ethics is available to shareholders on our website, www.meas-spec.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board to assist the Board in monitoring:

•	the integrity of the financial statements of Measurement Specialties,
•	the independent auditor’s qualifications and independence,
•	the performance of Measurement Specialties’ independent auditors, and
•	the compliance by Measurement Specialties with legal and regulatory requirements.

We meet with management periodically to consider the adequacy of Measurement Specialties’ internal controls and the objectivity of its financial reporting. We discuss these matters with Measurement Specialties’ independent auditors and with appropriate company financial personnel.

We regularly meet privately with the independent auditors who have unrestricted access to the committee.

We select, evaluate and, where appropriate, replace the independent auditor, and review periodically their performance, fees and independence from management.

Each of the Directors who serves on the committee is “independent” for purposes of the NASDAQ listing standards. That is, the Board of Directors has determined that none of Mr. Arnold, Mr. Rishi or Mr. Uber has a relationship with Measurement Specialties that may interfere with his independence from Measurement Specialties and its management.

The Board has adopted a written charter setting out the audit related functions the committee is to perform. The Board amended and restated the Audit Committee charter effective January 2003 to reflect changes in law and applicable SEC and stock exchange regulations and reviews the charter on an ongoing basis to assure that the functions and duties of the Audit Committee will continue to conform to such applicable regulations as they may be amended or modified in the future. The charter is available to shareholders on our website, www.meas-spec.com.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with us any issues they believe should be raised with us. We monitor these processes, relying without independent verification on the information provided to us and on the representations made by management and the independent auditors.

This year, we reviewed Measurement Specialties’ audited financial statements as of and for the fiscal years ended March 31, 2006 and March 31, 2005, respectively, and met with both management and KPMG LLP and Grant Thornton LLP, Measurement Specialties’ independent auditors for fiscal 2006 and fiscal 2005, respectively, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

We have received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. We also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, we recommended to the Board that the Company’s audited financial statements be included in Measurement Specialties’ Annual Report on Form 10-K for the fiscal year ended March 31, 2006.

John D. Arnold (Chairman)
Satish Rishi
R. Barry Uber

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee's policies are intended to attract and retain talented executives, motivate attainment of strategic objectives, and align executives' interests with those of shareholders. Pursuant to the Committee's recommendations, the Board approves officers' base salaries, salary increases, bonuses, stock option grants and, where applicable, employment contracts and severance payments. A significant amount of an officer's yearly compensation is based upon the Company's performance for the fiscal year and over time.

The Committee seeks to offer competitive compensation packages that are consistent with market and industry practices, based on input from the Chief Executive Officer with reference to a periodic survey of similar-sized companies in similar industries. The fiscal 2006 average base compensation for the Company's officers is intended to be competitive with salaries paid to similarly situated executives. The fiscal 2006 average base salaries of the Company's officers, excluding the Chief Executive Officer, did not increase over fiscal 2005 base salaries.

Annual bonus maximums are intended to be competitive with those available to similarly situated executives and provide for a significant performance incentive. The Chief Executive Officer recommends awards to the Compensation Committee with reference to the level of achievement of corporate and individual objectives. Corporate objectives are measured by sales increases, net income, and other goals determined annually. Individual objectives are intended to be objectives that are under the respective officers' direct control. The Board retains the right to make discretionary adjustments it deems appropriate.

Officers' eligibility for stock option grants, and the frequency and size of such grants, are intended to be competitive with observed market practices for similarly situated executives and encourage increased shareholder value. The Company's stock option plans comply with applicable laws and regulations, permitting the company to deduct for Federal income tax purposes the cost of any compensation arising thereunder relating to Internal Revenue Code section 162(m). At present, the Company has no other compensation programs or policies that could give rise to compensation to an officer in excess of $1 million a year.

The Company has no formal executive severance pay policy. Severance pay and non-monetary severance benefits are determined as appropriate with reference to observed market practice, length of service and reason for termination.

The Committee's policies for compensating the Chief Executive Officer are intended to provide significant annual and long-term performance incentives. The Committee seeks to provide the Chief Executive Officer with compensation which is intended to be competitive with compensation paid to similarly situated chief executives.

The Company entered into an Employment Agreement with Frank Guidone, the current Chief Executive Officer of the Company, effective as of March 31, 2006 (the “Employment Agreement”). From June 2002 through March 2006, Mr. Guidone had been serving as Chief Executive Officer through consulting arrangements with consulting firms of which Mr. Guidone was a principal. The Employment Agreement is for an initial term of two years with automatic renewal for successive one-year terms unless either party gives timely notice of non-renewal. Under the terms of the Employment Agreement, Mr. Guidone will continue to serve as the Chief Executive Officer of the Company at an annual base salary of $450,000. In addition, Mr. Guidone received a guaranteed bonus in the amount of $50,000 in connection with the execution of the Employment Agreement. Mr. Guidone is also eligible to receive an annual bonus pursuant to the Company’s Bonus Plan, payable in accordance with the terms thereof, based upon annual performance criteria and goals established by the Committee. Further, pursuant to the terms of the Employment Agreement, Mr. Guidone received an option to purchase 300,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of a share of the Company’s common stock on March 30, 2006 (the “Option”). The Option was granted pursuant to the Company’s 2006 Stock Option Plan (the “Option Plan”) and is subject to the terms, conditions and provisions thereof and of the agreement evidencing the Option. Notwithstanding the foregoing, the Option Plan is subject to approval by the shareholders of the Company, and in the event that such approval is not obtained, the Option will be automatically rescinded by the Company. The Committee has approved the terms of the Employment Agreement, the Option and the Option Plan.

The Board neither rejected, nor did it materially modify, any action or recommendation of the Committee.

R. Barry Uber, Chairman John D. Arnold, Member Satish Rishi, Member

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position
Frank Guidone	41	Chief Executive Officer, President and Director
John P. Hopkins	45	Chief Financial Officer and Secretary
J. Victor Chatigny	55	Vice President, Product Management of the Sensor Products Division
Glen MacGibbon	44	Vice President, Global Sales and Marketing of the Sensor Products Division
Jean-Francois Allier	52	Vice President and General Manager of Europe for the Sensor Products Division
Steven Smith	57	Vice President/General Manager - Asia

Officers are not appointed for fixed terms. Biographical information for our current officers who are not also continuing Directors follows:

John P. Hopkins was appointed Chief Financial Officer in July 2002. Prior to joining Measurement Specialties, he was Vice President, Finance from April 2001, and was Vice President and Controller from January 1999 to March 2001, with Cambrex Corporation, a provider of scientific products and services to the life sciences industry. From 1988 to 1998, he held various senior financial positions with ARCO Chemical Company, a manufacturer and marketer of specialty chemicals and chemical intermediates. Mr. Hopkins is a Certified Public Accountant and was an Audit Manager for Coopers & Lybrand prior to joining ARCO Chemical. Mr. Hopkins holds a B.S. in Accounting from West Chester University, and an M.B.A. from Villanova University. Mr. Hopkins has announced his resignation from the Company, effective August 1, 2006.

J. Victor Chatigny has been Vice President and General Manager of our Sensors Division since his appointment in June 2002. Mr. Chatigny joined Measurement Specialties through our 1998 acquisition of PiezoSensors from AMP Incorporated, where he served as Director of Sales, Marketing and Research and Development since 1993. Mr. Chatigny also served in US Army Corps of Engineers where he was Captain, 11th Engineering Battalion and Commander of the Atomic Demolition Munition Detachment. He holds B.S. and M.S. degrees in industrial engineering and management from Clarkson University, and a M.B.A. (finance) from The American University.

Glen MacGibbon has been Vice President, Global Sales and Marketing of our Sensor Products Division since March 1, 2005, prior to that, he was Director of Global Sales & Marketing since joining the company in 1998.  Mr. MacGibbon joined Measurement Specialties through our 1998 acquisition of PiezoSensors from AMP Incorporated, where he held various sales management roles since 1989. Previously he was working in both regional sales and technical support roles for the Riston Division of Dupont Electronics. He holds a B.S. in Mechanical Engineering from Bucknell University, and an M.B.A. from Illinois Benedictine College.

Jean-François Allier has been Vice President and General Manager of Europe for the Sensor Products Division since March 2005. He joined Measurement Specialties in December 2004, through the acquisition of Humirel SA. Mr. Allier began his career as a financial analyst for a French regional Bank where he remained until 1978. He later held various positions throughout Europe with Motorola Semiconductors. His experience at Motorola includes engineering, product marketing, research and development, and business management. In 1998, he founded Humirel SA and remained as President and CEO until its acquisition in December 2004 by the Company. Mr. Allier holds an M.S. in Engineering from Ecole des Mines and a D.E.A. in Material Science.

Steven Smith has served as Vice President/General Manager - Asia since January 2006. Prior to Measurement Specialties, Mr. Smith spent 5 years as Vice President/General Manager of a wholly owned subsidiary of Compass Aerospace, Inc.; 5 years in management consulting in the product development and private equity/due diligence practice areas of George Group, Inc.; and 19 years combined with the aerospace electronics firms of Rockwell International and Electrospace Systems. Mr. Smith has held operational, engineering, marketing, financial and general management positions in his varied work experience. Prior to beginning his civilian career, Mr. Smith was a commissioned officer in the United States Navy, where he spent 12 years (8 years active duty, 4 years reserve duty) in Naval Aviation, NROTC and Naval Intelligence, achieving the rank of Lieutenant Commander. Mr. Smith received a B.A. in Economics (with minor studies in engineering) from the University of Southern California and a MBA (Finance) from the University of Louisville.

EXECUTIVE COMPENSATION

Summary Compensation. The following table contains summary information concerning the annual compensation for the fiscal years ended March 31, 2006, 2005 and 2004 for our chief executive officer and certain other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended March 31, 2006:

	Annual Compensation			Long-Term Compensation
Name & Principal Position	Year	Salary	Bonus	Number of Shares Underlying Options	All Other Compensation
Frank D. Guidone	2006	(1)	(1)	(1)	(1)
Chief Executive Officer, President	2005	(1)	(1)	(1)	(1)
and Director (1)	2004	(1)	(1)	(1)	(1)

John P. Hopkins	2006	$236,040	$-	-	$7,327	(2)
Chief Financial Officer and	2005	225,000	-	-	11,040	(2)
Secretary	2004	225,000	57,043	-	20,905

J. Victor Chatigny	2006	$204,000	$-	-	$6,430	(3)
Vice President, Product Management of the	2005	195,000	-	-	9,000	(3)
Sensor Products Division	2004	180,000	53,193	-	16,892

Glen MacGibbon	2006	$153,078	$-	4,000	$23,699	(4)
Vice President, Global Sales and Marketing	2005	135,000	-	-	14,222	(4)
	2004	137,000	43,936	40,000	12,919

Jean-François Allier	2006	$121,900	$-	50,000	$3,413	(6)
Vice President and General Manager of Europe (5)	2005	42,907	10,552	-	976	(6)
	2004	-	-	-	-

(1) The long-term retention of Mr. Guidone as the company’s Chief Executive Officer was approved in April 2003, and became effective as of April 1, 2003 pursuant to a consulting agreement (the “Consulting Agreement”) between the company and Four Corners Capital Partners, L.P. (“Four Corners,” a consulting firm of which Mr. Guidone is a Principal, and an affiliate of Corporate Revitalization Partners “CRP”), under which Four Corners agreed to provide the services of Mr. Guidone to the Company. In accordance with the terms of the Consulting Agreement, Four Corners received an annual fee of $400,000 and was eligible for a performance-based bonus. Four Corners received aggregated fees of $400,000, $400,000 and $333,333 for fiscal years 2006, 2005 and 2004, respectively, and a bonus of $165,768 for fiscal year 2004. Four Corners also received a warrant to purchase up to 600,000 shares of the Company’s common stock (the “Four Corners Warrant”). During fiscal 2004, all performance milestones triggering accelerated vesting under the warrant were achieved, and in March 2004, Four Corners exercised the warrant in a cashless exercise and received a net of 500,785 shares. The exercise price of the Four Corners Warrant was $3.16/share, the fair market value of the Company’s common stock at the time the Board determined to offer Mr. Guidone a permanent position as Chief Executive Officer. The Company entered into an Employment Agreement with Mr. Guidone effective March 31, 2006. For additional information regarding the Employment Agreement with Mr. Guidone see “Report of the Compensation Committee on Executive Compensation” above.

(2) For the fiscal year ended March 31, 2006 includes company match under the 401(k) plan of $7,327. For the fiscal year ended March 31, 2005 includes automobile allowance of $11,040.

(3) For the fiscal year ended March 31, 2006 includes company match under the 401(k) plan of $6,430. For the fiscal year ended March 31, 2005 includes automobile allowance of $9,000.

(4) For the fiscal year ended March 31, 2006, includes company match under the 401(k) plan of $4,829 and sales commissions of $18,870. For the fiscal year ended March 31, 2005, includes auto allowance of $7,000 and sales commissions of $7,222.

(5) Mr. Allier was appointed Vice President and General Manager of Europe in March 2005.

(6) For the fiscal years ended March 31, 2006 and 2005 includes automobile allowance of $3,413 and $976, respectively.

Option Grants in Last Fiscal Year to Named Executive Officers. The following table sets forth information related to the grant of stock options by us during the year ended March 31, 2006 to executive officers named in the Summary Compensation Table.

	Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%	10%
Frank D. Guidone**	300,000	36%	$25.52	3/30/2016	$3,682,343	$8,907,780
John P. Hopkins	-	-	-	-	-	-
J. Victor Chatigny	-	-	-	-	-	-
Glen MacGibbon	4,000	*	$24.14	11/09/2015	$46,442	$112,310
Jean-François Allier	50,000	6%	$24.14	11/09/2015	$580,536	$1,403,875

* less than 1%
** option grant contingent upon adoption of 2006 Option Plan.

Aggregated Option Exercises and Fiscal Year-End Option Values. The following table contains information concerning the aggregated option exercises during the fiscal year ended March 31, 2006 and the value of unexercised options held as of March 31, 2006 by the executive officers named in the summary compensation table:

			Number of Shares Underlying Unexercised Options at March 31, 2006		Value of Unexercised In-the-Money Options at March 31, 2006 (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Frank D. Guidone	-	-	-	300,000	$-	$189,000
John P. Hopkins	50,000	$1,132,000	35,000	15,000	836,500	358,500
J. Victor Chatigny	7,800	$141,960	83,650	11,250	2,045,959	275,738
Glen MacGibbon	9,120	$190,882	31,250	37,750	647,538	480,053
Jean-François Allier	-	-	-	50,000	-	100,500

(1)
Value of in-the-money options is based on the excess of the closing price of our common stock on The NASDAQ Global Market on March 31, 2006 ($26.15) over the exercise price of the options, multiplied by the number shares underlying the options.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SHARES REMAINING FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN(A))
EQUITY COMPENSATION PLANS	1,471,864	$17.45	140,303
APPROVED BY SECURITY HOLDERS

EQUITY COMPENSATION PLANS
NOT APPROVED BY SECURITY
HOLDERS	300,000	$25.52	700,000
TOTAL	1,771,864	$18.82	840,303

EXECUTIVE AGREEMENTS AND RELATED TRANSACTIONS

(a) Transactions with management and others.

In 2006, the Company entered into an Employment Agreement with Frank Guidone, the current Chief Executive Officer of the Company, effective as of March 31, 2006 (the “Employment Agreement”). From June 2002 through March 2006, Mr. Guidone had been serving as Chief Executive Officer through consulting arrangements with consulting firms of which Mr. Guidone was a principal. The Employment Agreement is for an initial term of two years with automatic renewal for successive one-year terms unless either party gives timely notice of non renewal. Under the terms of the Employment Agreement, Mr. Guidone will continue to serve as the Chief Executive Officer of the Company at an annual base salary of $450,000. In addition, Mr. Guidone received a prepaid bonus in the amount of $50,000 in connection with the execution of the Employment Agreement. Mr. Guidone is also eligible to receive an annual bonus pursuant to the Company’s Bonus Plan, payable in accordance with the terms thereof, based upon annual performance criteria and goals established by the Compensation Committee. Further, pursuant to the terms of the Employment Agreement, Mr. Guidone received an option to purchase 300,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of a share of the Company’s common stock on March 30, 2006 (the “Option”). The Option was granted pursuant to the Company’s 2006 Stock Option Plan (the “Option Plan”) and is subject to the terms, conditions and provisions thereof and of the agreement evidencing the Option. Notwithstanding the foregoing, the Option Plan is subject to approval by the stockholders of the Company, and in the event that such approval is not obtained, the Option will be automatically rescinded by the Company. The Compensation Committee has approved the terms of the Employment Agreement, the Option and the Option Plan.

On December 22, 2004, we consummated the acquisition of all of the issued and outstanding stock of Humirel SA. Jean Francois Allier, the current Vice President and General Manager of Europe, and certain members of his family, as selling shareholders of Humirel SA, are entitled to their proportionate share (approximately 34.75%) of certain amounts to be paid relating to the deferred acquisition payment and earn-out targets. An aggregate deferred payment of approximately $1,900,000 was made on or about December 22, 2005.

PERFORMANCE GRAPH

The Performance Line Graph below presents the total return to our shareholders for the period March 31, 2001 to March 31, 2006. Our common stock is compared to the, the Russell 2000 index and one peer group. We have opted to drop S&P SmallCap 600 Index. The peer group is comprised of publicly held companies with a standard industrial classification (“SIC”) appropriate for the company’s primary business segment, Sensor Products. This peer group (SIC 3823), as of March 31, 2006, consisted of the companies listed in the table below. We believe that the use of SIC 3823 is an accurate representation of the company’s respective benchmark. The historical performance represented in the graph below is no guarantee of future results.

SIC 3823 - Industrial Instruments for Measurement, Display, and Control of Process Variables; and Related Products
Ametek Inc	Measurement Specialties, Inc	Qualmark Corp.
Badger Meter Inc	Mesa Laboratories Inc	Roper Industries Income
Century Controls International Inc	Metretek Technologies Inc	Rudolph Technologies Inc
Cognex Corp.	Mfic Corp.	Somerset International Group Inc
Electronic & Gas Technology Inc	Micro Imagining Technology Inc	Sono TEK Corp.
Electro-Sensors Inc	Microwave Filter Company Inc	Sutron Corp.
Emerson Electric Company	MKS Instrument Inc	Therma-Wave Inc
Environmental Tectonics Corp.	MTS Systems Corp.	Transcat Inc
Esco Technologies Inc	New Century Equity Holdings Corp.
Faro Technologies Inc	OI Corp.
K-Tron International Inc	Pro-Dex Inc
Law Enforcement Associates	Publicard Inc

	Cumulative Total Return
	3/01	3/02	3/03	3/04	3/05	3/06

MEASUREMENT SPECIALTIES, INC.	100.00	36.18	14.84	100.88	119.73	136.13
RUSSELL 2000	100.00	113.98	83.25	136.39	143.77	180.93
SIC CODE 3823	100.00	101.65	77.40	111.04	124.79	163.86

BENEFICIAL OWNERSHIP OF MEASUREMENT SPECIALTIES COMMON STOCK

The following table shows information regarding the beneficial ownership of our common shares as of July 7, 2006 for:

•	each of our directors;
•	each executive officer named in the summary compensation table;
•	all directors and executive officers as a group; and
•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent (2)

Directors and Executive Officers:

Morton L. Topfer (3)	749,257	5.31%
J. Victor Chatigny (4)	132,073	*	%
John P. Hopkins (5)	91,945	*	%
Frank D. Guidone	79,879	*	%
John D. Arnold (6)	78,200	*	%
Glenn MacGibbon (7)	61,363	*	%
R. Barry Uber (8)	20,300	*	%
Jean-François Allier	17,500	*	%
Satish Rishi	-	-
Steven Smith	-	-

All directors and executive officers as a group (10 persons) (9)	1,230,517	8.72%

* less than 1%

CERTAIN BENEFICIAL OWNERS

The following table gives information about each entity known to MEASURMENT SPECIALTIES to be beneficial owner of more than 5 percent of common stock as of July 7, 2006, based on information filed with the SEC:

	Amount of Beneficial Ownership	Pecent

Lord Abbett & Co. LLC 90 HUDSON STREET JERSEY CITY, NEW JERSEY 07302	2,174,470	15.47%
Bamco, Inc 767 FIFTH AVENUE NEW YORK, NY 10153	1,000,000	7.12%
Wellington Management, Co. LLP 75 STATE STREET BOSTON, MA 02109	848,000	6.03%

(1)	Unless otherwise indicated, the address of each person is c/o Measurement Specialties, Inc., 1000 Lucas Way, Hampton, VA 23666.

(2)
Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 14,115,384 shares of common stock outstanding as of July 7, 2006.

(3)
Includes shares of our common stock held by Castletop Capital, L.P., a private investment company of which Mr. Topfer is a Managing Director. Mr. Topfer has shared voting and shared investment power with respect to the shares and warrants held by Castletop Capital.

(4)	Includes options to purchase 53,650 shares.

(5)	Includes options to purchase 15,000 shares.

(6)	Includes options to purchase 21,000 shares.

(7)	Includes options to purchase 41,250 shares.

(8)	Includes options to purchase 20,300 shares.

(9)	Includes options to purchase an aggregate of 151,200 shares.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto, in what according to their judgment, is in the interests of Measurement Specialties and its shareholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during fiscal 2006, except R. Barry Uber (three late Form 4 filings), Satish Rishi (one late Form 3 filing and one late Form 4 filing), John Arnold (one late Form 4 filing), John P. Hopkins (one late Form 4 filing), Glen MacGibbon (one late Form 4 filing) and Jean-François Allier (two late Form 4 filings) .

ANNUAL REPORT ON FORM 10-K

In addition to the proxy statement and proxy card, a copy of Measurement Specialties’ annual report on Form 10-K for the fiscal year ended March 31, 2006, which is not part of the proxy soliciting material, is enclosed. The annual report on Form 10-K is being furnished to you without the exhibits thereto. Upon your request, the Company will provide you with a copy of the exhibits. You may under some circumstances be responsible for the Company’s reasonable expenses in furnishing such exhibits.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Shareholders who wish to present proposals to be included in the Corporation’s proxy materials for the 2007 Annual Meeting of Shareholders must submit such proposals to our Secretary at Measurement Specialties, Inc., 1000 Lucas Way, Hampton, VA 23666 by April 1, 2007. For any proposal that is not submitted for inclusion in next year’s proxy materials, but is instead sought to be presented directly at the 2007 Annual Meeting, SEC rules permit us to exercise discretionary voting authority to the extent conferred by proxy if we: (1) receive notice of the proposal before June 15, 2007 and advise shareholders in the 2007 proxy statement of the nature of the proposal and how management intends to vote on such matter or (2) do not receive notice of the proposal before June 15, 2007. Notices of intention to present proposals at the 2007 Annual Meeting should be submitted to our Secretary at Measurement Specialties, Inc., 1000 Lucas Way, Hampton, VA 23666.

July 28, 2006

EXHIBIT A

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MEASUREMENT SPECIALTIES, INC.

MEASUREMENT SPECIALTIES, INC., a corporation organized and existing under the laws of the State of New Jersey (the "Corporation"), hereby amends, restates and integrates its Certificate of Incorporation to read in full as herein set forth.

ARTICLE ONE

The name of the Corporation is MEASUREMENT SPECIALTIES, INC.

ARTICLE TWO

The address of the Corporation's registered office in the State of New Jersey is 830 Bear Tavern Road, West Trenton, New Jersey 08628, and the name of its registered agent therein and in charge thereof upon whom process against the Corporation may be served is Corporation Service Company. The Corporation may also have offices at such other places, both within and without the State of New Jersey as the board of directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

ARTICLE THREE

The purposes for which the Corporation is organized are to engage in any activity within the purposes for which corporations now or at any time hereafter may be organized under the New Jersey Business Corporation Act (the “BCA”) and under all amendments and supplements thereto, or any act enacted to take the place thereof.

ARTICLE FOUR

Section 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 41,000,000 shares, consisting of:

(a)	1,000,000 shares of Preferred Stock, no par value per share ("Preferred Stock"); and

(b)	40,000,000 shares of Common Stock, no par value per share ("Common Stock").

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

Section 2. Preferred Stock. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of any or all shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the BCA. The Board of Directors shall have the authority to change the designation or number of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established class or series no shares of which have been issued. No holder of Preferred Stock shall have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Preferred Stock, or to any obligations convertible (directly or indirectly) into any class or series of stock of the Corporation whether now or hereafter authorized, except as otherwise determined by the Board of Directors.

Section 3. Common Stock.

(a) Dividends. Subject to all of the rights of the Preferred Stock as expressly provided in this Third Restated Certificate of Incorporation (the "Certificate of Incorporation"), the BCA or by the Board of Directors pursuant to this ARTICLE FOUR, the holders of Common Stock shall be entitled to receive dividends on their shares of Common Stock if, as and when declared by the Board of Directors with respect to such class, out of funds legally for the payment of dividends under the BCA.

(b) Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock.

(c) Preemptive Rights. No holder of Common Stock shall have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Common Stock, or to any obligations convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized.

(d) Voting Rights. Except as otherwise provided by the BCA or this Certificate of Incorporation, and subject to the rights of holders of any class or series of Preferred Stock, all of the voting power of the shareholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the shareholders of the Corporation.

ARTICLE FIVE

The number of directors constituting the Corporation's current Board of Directors is five (5). The names and business office addresses of the persons currently serving as said directors are set forth below:

Name	Address

Frank D. Guidone	1000 Lucas Way Hampton, Virginia

Morton L. Topfer	1000 Lucas Way Hampton, Virginia

R. Barry Uber	1000 Lucas Way Hampton, Virginia

John D. Arnold	1000 Lucas Way Hampton, Virginia

Satish Rishi	1000 Lucas Way Hampton, Virginia

ARTICLE SIX

Section 1. The Board of Directors of the Corporation shall consist of not fewer than five (5) and not more than nine (9) persons. Subject to any rights of the holders of any class or series of Preferred Stock of the Corporation to elect additional directors under specified circumstances, the actual number of directors shall be determined from time to time by resolution of the Board of Directors.

Section 2. The election of directors need not be by written ballot unless the By-Laws of the Corporation so provide. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of shareholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to the office for a three-year term expiring at the annual meeting of shareholders held in the third year after their election and until their respective successors shall have been elected and qualified.

Section 3. Any directorship not filled at the annual meeting, vacancies occurring on the Board of Directors for any reason and newly created directorship resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, even though less than a quorum, or by the sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of shareholders of the Corporation and until his or her successor shall have been duly elected and qualified, unless otherwise required by law. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualified, provided that such successor shall be placed in the class in which the new directorship was created or from which the vacancy occurred. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4. In the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class or series, to elect any directors of the Corporation, then the number of directors that may be elected by such holders shall be in addition to the number fixed by the Board of Directors and, except as otherwise expressly provided in the terms of such class or series, the terms of the directors elected by such holders shall expire at the annual meeting of shareholders next succeeding their election without regard to the classification of the remaining directors.

ARTICLE SEVEN

Meetings of shareholders may be held within or without the State of New Jersey, as the By-Laws of the Corporation may provide or as may be fixed by the Board of Directors pursuant to the authority granted in the By-Laws of the Corporation.

ARTICLE EIGHT

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

ARTICLE NINE

Section 1. Limitation of Liability; Indemnification.

(a) For purposes of this ARTICLE NINE, the following definitions shall apply:

(1) “Expenses” shall mean all reasonable costs, disbursements, fees of attorneys, accountants and other professionals, expert fees, investigative fees and all other similar expenses.

(2) “Indemnitee” shall mean a director, officer, or trustee of the Corporation, or of any employee benefit plan adopted or sponsored by the Corporation, or director, officer, trustee or other fiduciary, member, partner of, or persons in a similar capacity with any other corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise which such person is serving at the request of the Corporation. Any person serving simultaneously as a director or officer of the Corporation and as a director, officer, employee, trustee or other fiduciary, member, partner of, or in a similar capacity with (i) any enterprise in which the Corporation owns at least 20% of the equity interests of such enterprise or (ii) any employee benefit plan adopted or sponsored by such an enterprise, shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

(3) “Liabilities” shall mean all Expenses and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties (including, without limitation, any excise taxes imposed in connection with service as a fiduciary of an employee benefit plan).

(4) “Proceeding” shall mean any civil, criminal, administrative, investigative or arbitration action (or other form of alternative dispute resolution), suit, or proceeding, including, without limitation, any proceeding by or in the right of the Corporation, or any appeal therein, or any inquiry or investigation which could lead to such action, suit, or proceeding.

(b) To the fullest extent permitted by the BCA as the same exists or may hereafter be amended, no officer or director of the Corporation shall be liable to the Corporation or its shareholders for damages for breach of any duty, except that nothing contained herein shall relieve an officer or a director from liability for breach of a duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. Any amendment or modification of the foregoing provision or the applicable provisions of the BCA shall not adversely affect any right or protection of an officer or a director of the Corporation existing at the time of such amendment or modification, and such right or protection shall continue as to a person who has ceased to be an officer or a director and shall inure to the benefit of the heirs, executor and administrators of such a person.

(c) Each person who was or is made a party, or is threatened to be made a party to, or is otherwise involved (including as a witness) in any pending, threatened, or completed (by judgment, settlement or otherwise) Proceeding by reason of his or her being or having been an Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by the BCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all Liabilities incurred or suffered in connection with any such Proceeding, and such indemnification shall continue as to a person who has ceased to be an Indemnitee and shall inure to the benefit of his or her heirs, executors, administrators, and assigns. Notwithstanding the foregoing and except as set forth in Section 2 of this ARTICLE NINE, the Corporation shall indemnify any person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was specifically authorized by the Board of Directors of the Corporation.

(d) The right to indemnification conferred in this ARTICLE NINE(1) shall be a contract right (and any subsequent repeal of, or amendment to, this ARTICLE NINE shall not affect the right to indemnification based upon any act or omission while this ARTICLE NINE is in effect), (2) is intended to be retroactive to events occurring prior to the adoption of this ARTICLE NINE to the fullest extent permitted by applicable law, and (3) shall include the right to be paid by the Corporation the expenses incurred in connection with any Proceeding in advance of the final disposition of such Proceeding as authorized by the Board of Directors; provided that if the BCA or the Board of Directors so requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this ARTICLE NINE or otherwise.

Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this ARTICLE NINE is not paid in full by the Corporation within thirty (30) days after a written request has been received by the Corporation, the claimant may, at any time thereafter, apply to a court for an award of indemnification by the Corporation for the unpaid amount of the claim, and, if successful on the merits or otherwise in connection with any such Proceeding, or in the defense of any claim, issue, or matter therein, the claimant shall be entitled also to be paid by the Corporation any and all expenses incurred or suffered in connection with such Proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any Proceeding where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the BCA for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such Proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the BCA, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, nor the termination of any Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Non-Exclusivity of Rights. The right to indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE NINE shall not exclude or be exclusive of any other rights to which any person (including agents) may be entitled under this Certificate of Incorporation, the By-Laws of the Corporation, agreement, vote of shareholders, statute or otherwise; provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person's acts or omissions (a) were in breach of his duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in such person's receipt of an improper personal benefit.

Section 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any Indemnitee against any Liabilities incurred or asserted against him in any Proceeding by reason of such person's being or having been such an Indemnitee, whether or not the Corporation would have the power to indemnify such person against such expenses and Liabilities under the provisions of this ARTICLE NINE or otherwise.

Section 5. Reliance. Persons who after the date of the adoption of this provision become or remain Indemnitees or who, while an Indemnitee, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this ARTICLE NINE in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE NINE shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 6. Merger or Consolidation. For purposes of this ARTICLE NINE, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE NINE with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE TEN

The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of New Jersey at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulation the accounts and books of the Corporation, or any of them, shall be open to the inspection of shareholders; and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of New Jersey.

ARTICLE ELEVEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, MEASUREMENT SPECIALTIES, INC. has made this Certificate under the signature of its Chief Executive Officer this ____ day of September, 2006.

MEASUREMENT SPECIALTIES, INC.

By:	Frank D. Guidone
Title: Chief Executive Officer

EXHIBIT B

MEASUREMENT SPECIALTIES, INC.
2006 STOCK OPTION PLAN

Section 1. Purpose

The purpose of the Measurement Specialties, Inc. 2006 Employee Stock Option Plan (the “Plan”) is to enable Measurement Specialties, Inc. (the “Company”) to attract, retain, motivate and provide additional incentive to certain directors, officers, employees, consultants and advisors, whose contributions are essential to the growth and success of the Company, by enabling them to participate in the long-term growth of the Company through stock ownership.

Section 2. Definitions

As used in the Plan:

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Board" means the Board of Directors of the Company.

"Cause" means the termination of a Participant's employment, consulting or advisory relationship with the Company or the termination of a Participant's membership on the Board because of the occurrence of any of the following events, as determined by the Board:

(i) the Participant materially breaches or fails to perform any of his obligations as an employee or director of the Company;

(ii) the Participant conducts his duties with respect to the Company in a manner that is improper or negligent; or

(iii) the Participant fails to perform his obligations faithfully as provided in any employment agreement executed between the Company and the Participant or is otherwise terminated for “cause” as “cause” may be defined in such agreement, engages in habitual drunkenness, drug abuse, or commits a felony, fraud or willful misconduct which has resulted, or is likely to result, in material damage to the Company, or as the Board in its sole discretion may determine.

"Committee" means the Compensation Committee of the Board (or any successor committee of the Board) or such other committee that is responsible for making recommendations to the Board (or for exercising authority delegated to it by the Board pursuant to Section 3 of the Plan, if any) with respect to the grant and terms of Options under the Plan; provided, however, that (i) with respect to Options to any employees who are officers of the Company or members of the Board for purposes of Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are "non-employee directors" within the meaning of Rule 16b-3 adopted under the Exchange Act, or any successor rule, (ii) with respect to Options to any employees who are officers of the Company or members of the Board for purposes of Section 16 and who are intended to satisfy the requirements for "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto, Committee means all of the members of the Compensation Committee who are "outside directors" within the meaning of Section 162(m) of the Code, and (iii) with respect to all Options, the Committee shall be comprised of "independent" directors to the extent required by the listing requirements or rules of any stock exchange or quotation system on which the Common Stock may be listed or quoted.

"Company" means Measurement Specialties, Inc., a New Jersey corporation, and any present or future parent or subsidiary corporations (as defined in Section 424 of the Code) or any successor to such corporations.

"Common Stock" or "Stock" means the common stock, no par value per share, of the Company.

"Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code or, in the case of any employee with a written employment agreement, “Disability” shall have the meaning ascribed to such term, if so defined in such written employment agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value", with respect to Common Stock, shall be determined as follows:

(i) If the Common Stock is at the time listed on any stock exchange or quotation system, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange or determined by the Board to be the primary market for the Common Stock, as such price is officially reported on such exchange or system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question as such price is quoted on the Nasdaq Global Market or successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not listed or traded on any stock exchange or Nasdaq System or the OTCBB, the Fair Market Value shall be determined by the Board in good faith and in the manner established by the Board from time to time using a reasonable valuation method.

"Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is designated as such or is otherwise intended to meet the requirements of Section 422 of the Code or any successor provision.

"Non-Employee Director" means a member of the Board who is not an employee of the Company.

"Non-Qualified Stock Option" means an option to purchase shares of Common Stock granted to a Participant under the Plan which is designated as such or is otherwise not intended to be an Incentive Stock Option.

"Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

"Participant" means an eligible person selected by the Board to receive an Option under the Plan.

"Plan" means the Measurement Specialties, Inc. 2006 Employee Stock Option Plan.

"Retirement" means termination of employment in accordance with the retirement provisions of any retirement plan maintained by the Company.

Section 3. Administration

(a) The Plan shall be administered by the Board. Among other things, the Board shall have authority, subject to the terms of the Plan including, without limitation, the provisions governing participation in the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted and to determine the terms and conditions of any Option granted hereunder. Subject to paragraph (d) of this Section 3, the Board may solicit the recommendations of the Committee with respect to any of the foregoing, but shall not be bound to follow any such recommendations.

(b) Subject to the provisions of this Plan, the Board shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan. The Board's decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c) The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Board shall keep minutes of its actions under the Plan.

(d) The Board shall have the authority to delegate all or any portion of the authority granted to it (consistent with applicable law) under this Section 3 or elsewhere under the Plan to the Committee. If such authority is so delegated by Board, the Committee shall have such rights and authority to make determinations and administer the Plan as are specified in the delegation of authority. To the extent that the Board delegates its authority as provided by this Section 3(d), all references in the Plan to the Board's authority to grant Options and make determinations with respect thereto shall be deemed to include the Committee.

Section 4. Eligibility

All employees, consultants and advisors of the Company who are from time to time responsible for the management, growth and protection of the business of the Company, and all directors of the Company, shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine in its sole discretion the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to key employees while actually employed by the Company. Non-Employee Directors, consultants and advisors shall not be entitled to receive Incentive Stock Options under the Plan.

Section 5. Shares of Stock Available for Options

(a) Options may be granted under the Plan for up to 1,000,000 shares of Common Stock. If any Option in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason, without a payment in the form of Common Stock being granted to the Participant, the shares of Common Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for grant under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized and unissued shares, shares purchased in the open market or otherwise, treasury shares, or any combination thereof, as the Board may from time to time determine.

(b) In the event that the Board determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, stock split, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted under the Plan to Participants, the Board shall have the right to adjust equitably any or all of (i) the number of shares of Common Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, and if considered appropriate, the Board may make provision for a cash payment with respect to any outstanding Options held by a Participant, provided that the number of shares subject to any Option shall always be a whole number.

Section 6. Incentive Stock Options

(a) Subject to Federal statutes then applicable and the provisions of the Plan, the Board may grant Incentive Stock Options and determine the number of shares to be covered by each such Option, the option price therefor, the term of such Option, the vesting schedule of such Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and shall comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Board under the Plan be so exercised, so as to disqualify, without the consent of the Participant, any Incentive Stock Option granted under the Plan pursuant to Section 422 of the Code. The foregoing notwithstanding, any Option that fails to be an ISO shall remain outstanding according to its terms and shall be treated by the Company as a Non-Qualified Stock Option.

(b) The option price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of grant.

(c) No Incentive Stock Option shall be exercisable more than ten (10) years after the date such option is granted. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant.

(d) Unless otherwise determined by the Board at the time of grant, in the event a Participant's employment terminates by reason of Retirement or Disability, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Incentive Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability (or such shorter period as the Board shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

(e) Unless otherwise determined by the Board at the time of grant, in the event a Participant's employment is terminated by reason of death, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised by the Participant's legal representative at any time prior to the expiration date of the term of the Incentive Stock Option or within twelve (12) months (or such shorter period as the Board shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

(f) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant's employment shall terminate for Cause, any Incentive Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g) Unless otherwise determined by the Board at or after the time of grant, in the event that a Participant's employment shall terminate for any reason other than death, Disability, Retirement or Cause, any Incentive Stock Option granted to such Participant which is then outstanding may be exercised as set forth in the terms of the grant determined by the Board. In the absence of a specific term, any Incentive Stock Option outstanding upon such termination of employment may be exercised at any time prior to the expiration of the term of such option or within three months following Participant's termination of employment, whichever period is shorter.

(h) The aggregate Fair Market Value of Common Shares first becoming subject to exercise as an Incentive Stock Option by a Participant who is an employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000.00). Such aggregate Fair market Value shall be determined as of the date such Option is granted.

Section 7. Non-Qualified Stock Options

(a) Subject to the provisions of the Plan, the Board may grant Non-Qualified Stock Options and determine the number of shares to be covered by each such Option, the option price therefor, the term of such Option, the vesting schedule and the other conditions and limitations applicable to the exercise of the Non-Qualified Stock Options.

(b) The option price per share of Common Stock purchasable under a Non-Qualified Stock Option shall be the price determined by the Board, which may be less than, equal to or greater than the Fair Market Value of the Common Stock on the date of grant.

(c) No Non-Qualified Stock Option shall be exercisable more than ten (10) years after the date such option is granted.

(d) Unless otherwise determined by the Board at the time of grant, in the event a Participant's employment or engagement by the Company or membership on the Board terminates by reason of Retirement or Disability, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Non-Qualified Stock Option or within three (3) months in the case of Retirement and twelve (12) months in case of Disability following the Participant's termination of employment, engagement, or service, whichever period is shorter.

(e) Unless otherwise determined by the Board at the time of grant, in the event a Participant's employment or engagement by the Company or membership on the Board is terminated by reason of death, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised by the Participant's legal representative at any time prior to the expiration date of the term of the Non-Qualified Stock Option or within twelve (12) months following the Participant's termination of employment, whichever period is shorter.

(f) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant's employment or engagement by the Company or membership on the Board shall terminate for Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding shall be canceled and shall terminate.

(g) Unless otherwise determined by the Board at or after the time of grant, in the event a Participant's employment or engagement by the Company or membership on the Board shall terminate for any reason other than death, Disability, Retirement or Cause, any Non-Qualified Stock Option granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of such Option or within three (3) months following Participant's termination, whichever period is shorter.

Section 8. General Provisions Applicable to Options

(a) Each Option under the Plan shall be evidenced by a writing (the “Option Agreement”) delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. For purposes of Plan interpretation the terms and conditions contained in any Option Agreement shall be deemed to have been determined by the Board at the time of grant.

(b) Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

(c) The Board shall determine whether Options are settled in whole or in part in cash, Common Stock, other securities of the Company, or other property, and may, in its discretion, permit “cashless exercises” and “net exercises” pursuant to such procedures as may be established by the Board.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board at or after the grant of the Option, (i) by means of a net exercise pursuant to procedures established by the Board, or (ii) by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value on the date of delivery, or (iii) such other lawful consideration as the Board may in its sole discretion determine.

(e) No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant or the Participant's duly appointed guardian or personal representative.

(f) The Board may at any time accelerate the exercisability of all or any portion of any Option.

(g) The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. In the Board's sole discretion, a Participant may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Option creating the tax obligation. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(h) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

(i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another;

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing; or

(iii) unless provided otherwise by the Board, a transfer to the employment of an entity in connection with the purchase by such entity of substantially all of the assets of a business conducted by the Company or any subsidiary.

Subject to clause (iii) of this paragraph (h), employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

(i) The Board may amend, modify or terminate any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option, provided that the Participant's consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 9. Miscellaneous

(a) No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option Agreement.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.

(c) Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(d) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(e) No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes willful misconduct.

(f) The Plan shall be effective as of March 1, 2006.

(g) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be granted without shareholder approval if such approval is necessary to comply with any applicable tax laws or other regulatory requirement.

(h) Options may not be granted under the Plan after February 29, 2016, but then-outstanding Options may exercised in accordance with their terms after such date.

(i) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of New Jersey.

(j) Options may be granted to employees of the Company who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board may also impose conditions on the exercise or vesting of Options in order to minimize the Company's obligation with respect to tax equalization for employees on assignments outside their home country.

EXHIBIT C

MEASUREMENT SPECIALTIES, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN

Section 1 - Purpose

The Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan is adopted and established by Measurement Specialties, Inc., a New Jersey corporation, effective as of October, 1, 2006, for the general benefit of the Employees of the Company and of certain of its Subsidiaries. The purpose of the Plan is to facilitate the purchase of Shares by Eligible Employees.

Section 2 - Definitions

a.	“Act” shall mean the Securities Act of 1933, as amended.

b.	“Administrator” shall mean the Board of Directors of the Company, a designated committee thereof, or the person(s) or entity delegated the responsibility of administering the Plan.

c.	“Board” shall mean the Board of Directors of the Company.

d.
“Closing Value” shall mean, as of a particular date, the value of a Share determined by the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on The NASDAQ Global Market for the Trading Day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

e.	“Code” shall mean the Internal Revenue Code of 1986, as amended and currently in effect, or any successor body of federal tax law.

f.	“Company” shall mean Measurement Specialties, Inc., including any successor thereto.

g.
“Compensation” shall mean the amount paid to a Participant by the Employer for wages, salaries, and other amounts received in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to commissions paid to salespersons, compensation for services on the basis of a percentage of profits, incentive payments, overtime, and shift differential). Compensation does not include bonuses, stock options, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation or welfare benefits (whether or not includible in gross income). For all purposes under the Plan, Compensation shall include any amount contributed by the Employer on behalf of a Participant pursuant to a salary reduction agreement which is not includible in the gross income of the Participant under Code Sections 125, 401(k), 402(e)(3), 402(h) or 132(f)(4).

h.
“Designated Subsidiaries” shall mean all Subsidiaries whose Employees have been designated by the Administrator, in its sole discretion, as eligible to participate in the Plan. Notwithstanding the foregoing, all wholly-owned U.S. Subsidiaries shall be Designated Subsidiaries. The Administrator may remove any Subsidiary from the list of Designated Subsidiaries at any time, in its sole discretion.

i.	“Discount” means five percent (5%) of the Closing Value unless and until modified in writing by the Administrator.

j.
“Eligible Employee” means any Employee who has attained the age of 18 years, completed at least three (3) months of service by the end of a 12 month period with the Employer and is considered a full-time Employee (as designated by the Company or Subsidiary that employs the Employee).

k.
“Employee” means any person who performs services as a common law employee of an Employer. An Employee does not include individuals providing services to an Employer in the capacity of an independent contractor.

l.	“Employer” means, individually and collectively, the Company and the Designated Subsidiaries.

m.
“Enrollment Period” shall mean the period immediately preceding the Offering Period that is designated by the Administrator in its discretion as the period during which an Eligible Employee may elect to participate in the Plan.

n.
“ESPP Broker” shall mean the bank, brokerage firm, financial institution, or other entity or person(s) engaged, retained or appointed to provide brokerage service to the Employer and the Participants under the Plan.

o.
“Offering Period” shall mean the period during which Participants in the Plan authorize payroll deductions to fund the purchase of Shares on their behalf under the Plan pursuant to the options granted to them hereunder.

p.
“Participant” means any Eligible Employee who has elected to participate in the Plan for an Offering Period by authorizing payroll deductions and entering into a written or digital (including online/internet) subscription agreement during the Enrollment Period for such Offering Period.

q.	“Plan” shall mean this Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan.

r.	“Plan Account” shall mean the individual account established by the ESPP Broker for each Participant for purposes of holding each Participant’s Shares purchased under the Plan.

s.
“Purchase Price” shall mean, for each Share purchased in accordance with Section 4 hereof, the lower of (i) the Closing Value of a Share on the first Trading Day of the relevant Offering Period (which for Plan purposes, and pursuant to Section 4 hereof, shall be deemed to be the day on which an option to purchase Shares was granted to a Participant), less the Discount and (ii) the Closing Value of a Share on the last Trading Day of the Offering Period (which for Plan purposes shall be deemed to be the date each such option to purchase such Shares was exercised) less the Discount.

t.
“Recordkeeper” shall mean the entity responsible for (1) providing and accepting subscription agreements (in written, telephonic, electronic/digital or other form) and (2) determining the number of Shares to be purchased for each Participant at the end of the Offering Period.

u.	“Shares” means the common shares of the Company.

v.
“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary (or as otherwise may be defined in Code Section 424).

w.	“Trading Day” shall mean a day on which The NASDAQ Global Market (or any other exchange or market on which Shares are traded or listed) is opened for trading.

x.
“Transfer Agent” shall mean the bank, brokerage firm, financial institution, or other entity or person(s) engaged, retained or appointed to transfer Shares on behalf of the Company to the ESPP Broker for further distribution to the Accounts of the Participants under the Plan in satisfaction of the purchase obligation at the end of the Offering Period.

Section 3 - Eligible Employees

a. In General. Participation in the Plan is voluntary. All Eligible Employees of an Employer are eligible to participate in the Plan. All Eligible Employees granted options to purchase Shares hereunder shall have the same rights and privileges as every other such Eligible Employee, and only Eligible Employees of an Employer satisfying the applicable requirements of the Plan will be entitled to be granted options hereunder.

b. Limitations on Rights. An Employee who otherwise is an Eligible Employee shall not be entitled to purchase Shares under the Plan (1) if such purchase would cause such Eligible Employee to own Shares (including any Shares which would be owned if such Eligible Employee purchased all of the Shares made available for purchase by such Eligible Employee under all options or rights then held by such Eligible Employee, whether or not then exercisable) representing five percent (5%) or more of the total combined voting power or value of each class of stock of the Company or any Subsidiary; or (2) to the extent that such purchase would cause such Eligible Employee to have options or rights to purchase more than $25,000 of Shares under the Plan (and under all other employee stock purchase plans of the Company and its Subsidiary corporations which qualify for treatment under Section 423 of the Code) for any calendar year in which such rights are outstanding (based on the Closing Value of such Shares, determined at the time the Option is granted). For purposes of clause (1) of this paragraph b., the attribution rules set forth in Section 424(d) of the Code and related regulations shall apply.

Section 4 - Enrollment and Offering Periods

a. Enrolling in the Plan. To participate in the Plan, an Eligible Employee must enroll in the Plan. Enrollment for a given Offering Period will take place during the Enrollment Period for such Offering Period. The Administrator shall designate the initial Enrollment Period and each subsequent Enrollment Period and the Offering Period to which each Enrollment Period relates. Participation in the Plan with respect to any one or more of the Offering Periods shall neither limit nor require participation in the Plan for any other Offering Period.

b. The Offering Period. Any Employee who is an Eligible Employee and who desires to be granted options to purchase Shares hereunder must file (in writing, by telephone, electronically/digitally or otherwise, as designated by the Administrator) with the Recordkeeper an authorization for payroll deduction and a subscription agreement during an Enrollment Period. Such authorization shall be effective for the Offering Period immediately following such Enrollment Period. The duration of an Offering Period shall be determined by the Administrator prior to the Enrollment Period; provided, however, that if the Administrator terminates the Plan during an Offering Period, pursuant to its authority in Section 16 of the Plan, such Offering Period shall be deemed to end on the date the Plan is terminated. The termination of the Plan and the Offering Period shall end the Participant's rights to contribute amounts to the Plan or continue participation in the Offering Period. The date of termination of the Plan shall be deemed to be the final day of the Offering Period for purposes of determining the Purchase Price under the Offering Period and all amounts contributed during the Offering Period will be used as of such termination date to purchase Shares in accordance with the general provisions of Section 9.

On the first day of each Offering Period each Participant shall be granted an option to purchase Shares on the last Trading Day of the relevant Offering Period under the Plan subject to the limitations set forth in Section 3(b) hereof. Each option granted hereunder shall expire at the end of the Offering Period for which it was granted.

The initial Offering Period will be from October 1, 2006 through March 31, 2007 and thereafter Offering Periods will be of six (6) months’ duration, beginning April 1, 2007 and continuing each six months thereafter.

c. Changing Enrollment. The offering of Shares pursuant to options granted under the Plan shall occur only during an Offering Period and shall be made only to Participants. Once an Eligible Employee is enrolled in the Plan, the Recordkeeper will inform the Employer and the ESPP Broker of such fact. Once enrolled, a Participant shall continue to participate in the Plan for each succeeding Offering Period until he or she terminates his or her participation by revoking his or her payroll deduction authorization or ceasing to be an Eligible Employee. Once a Participant has elected to participate under the Plan, that Participant’s payroll deduction authorization shall apply to all subsequent Offering periods unless and until the Participant ceases to be an Eligible Employee, or modifies or terminates said authorization. If a Participant desires to change his or her rate of contribution, he or she may do so effective for the next Offering Period by filing with the Recordkeeper a new authorization for payroll deduction and a subscription agreement during the Enrollment Period immediately preceding such Offering Period.

Section 5 - Term of Plan

This Plan shall be in effect from October 1, 2006, until it is terminated by action of the Board.

Section 6 - Number of Shares to Be Made Available

The total number of Shares made available for purchase by Participants granted options which are exercised under Section 9 hereof is 250,000, which may be authorized but unissued Shares, treasury Shares, or Shares purchased by the Plan in the open market. The provisions of Section 9 b. shall control in the event the number of Shares covered by options which are exercised for any Offering Period exceeds the number of Shares available for sale under the Plan. If all of the Shares authorized for sale under the Plan have been sold, the Plan shall either be continued through additional authorizations of Shares made by the Board (such authorizations must, however, comply with Section 16 hereof), or shall be terminated in accordance with Section 16 hereof.
Section 7 - Use of Funds

All payroll deductions received or held by an Employer under the Plan may be used by the Employer for any corporate purpose, and the Employer shall not be obligated to segregate such payroll deductions. Any amounts held by an Employer or other party holding amounts in connection with or as a result of payroll withholding made pursuant to the Plan and pending the purchase of Shares hereunder shall be considered a non-interest-bearing, unsecured indebtedness extended to the Employer or other party by the Participants. Initially all administrative expenses of the Plan shall be paid by the Employer.

Section 8 - Amount of Contribution; Method of Payment

a. Payroll Withholding. Except as otherwise specifically provided herein, the Purchase Price will be payable by each Participant by means of payroll withholding. The withholding shall be in increments of one percent (1%) from one percent (1%) to fifteen percent (15%). The total withholding permitted to be made by any Participant for a calendar year shall be limited to $25,000 less $25,000 multiplied by the Discount. The actual percentage of Compensation to be deducted shall be specified by a Participant in his or her authorization for payroll withholding. Participants may not deposit any separate cash payments into their Plan Accounts.

b. Application of Withholding Rules. Payroll withholding will commence with the first payroll period ending during the Offering Period and will continue with each paycheck throughout the entire Offering Period, except for pay periods for which such Participant receives no compensation (e.g., uncompensated personal leave, leave of absence). Payroll withholding shall be retained by the Employer or other party responsible for making such payment to the Participant, until applied to the purchase of Shares as described in Section 9 and the satisfaction of any related federal, state or local withholding obligations (including any employment tax obligations), or until returned to such Participant in connection with a withdrawal from the Plan or a revocation of authorization described in Section 12.

At the time the Shares are purchased, or at the time some or all of the Shares issued under the Plan are disposed of, Participants must make adequate provision for the Employer’s federal, state, local or other tax withholding obligations (including employment taxes), if any, which arise upon the purchase or disposition of the Shares. At any time, the Employer may, but shall not be obligated to, withhold from each Participant’s Compensation the amount necessary for the Employer to meet applicable withholding obligations, including any withholding required to make available to the Employer any tax deductions or benefits attributable to the sale or early disposition of Shares by the Participant. Each Participant, as a condition of participating under the Plan, agrees to bear responsibility for all federal, state, and local income taxes required to be withheld from his or her Compensation as well as the Participant’s portion of FICA (both the OASDI and Medicare components) with respect to any Compensation arising on account of the purchase or disposition of Shares. The Employer may increase income and/or employment tax withholding on a Participant’s Compensation after the purchase or disposition of Shares in order to comply with federal, state and local tax laws, and each Participant agrees to sign any and all appropriate documents to facilitate such withholding.

Section 9 - Purchasing, Transferring Shares

a. Maintenance of Plan Account. On or prior to the exercise of a Participant’s initial option to purchase Shares under the Plan, the Participant shall establish with the ESPP Broker a limited purpose brokerage Account in the name of such Participant. At the close of each Offering Period, the aggregate amount deducted during such Offering Period by the Employer from a Participant’s Compensation (and credited to an account maintained by the Employer or other party for bookkeeping purposes) will be communicated by the Employer to the Recordkeeper for purposes of determining the full Shares to be purchased by each Participant. The Recordkeeper will notify the Transfer Agent of the number of full Shares to be credited to each Participant’s Account (unless the Participant has given notice to the Recordkeeper of his or her withdrawal or revocation of authorization, at least five (5) business days prior to the end of the Offering Period). As of the last day of each Offering Period, or as soon thereafter as is administratively feasible, each Participant’s option to purchase Shares will be exercised automatically for him or her at the direction of the Recordkeeper with respect to those amounts reported to the Transfer Agent by the Recordkeeper as creditable to that Participant’s Plan Account. On the date of exercise, the amount then credited to the Participant’s Plan Account for the purpose of purchasing Shares hereunder will be divided by the Purchase Price and there shall be transferred to the Participant’s Plan Account by the Transfer Agent the number of full Shares which results. No fractional Shares will be transferred to a Participant’s Plan Account. As a result, any amount credited to a Participant’s Plan Account for an Offering Period which cannot be used to purchase full Shares will be retained by the Employer and, to the extent permissible, used for purposes of determining the number of full Shares to be transferred to a Participant’s Plan Account in the next Offering Period.

b. Insufficient Number of Available Shares. In the event the number of Shares covered by options which are exercised for any Offering Period exceeds the number of Shares available for sale under the Plan, the number of Shares actually available for sale hereunder shall be limited to the remaining number of Shares authorized for sale under the Plan and shall be allocated by the Recordkeeper among the Participants in proportion to each Participant’s Compensation during the Offering Period over the total Compensation of all Participants during the Offering Period. Any excess amounts withheld and credited to Participants’ Accounts then shall be returned to Participants as soon as is administratively feasible.

c. Handling Excess Shares. In the event that the number of Shares which would be credited to any Participant’s Plan Account in any Offering Period exceeds the limit specified in Section 3 b. hereof, such Participant’s Account shall be credited with the maximum number of Shares permissible, and the remaining amounts will be rolled forward to the next Offering Period until exhausted or refunded to the Participant.

Section 10 - Sale of Shares

Subject to the provisions the Company’s Insider Trading Policy setting forth periods when employees can sell Company stock, a Participant may at any time, and without withdrawing from the Plan, by giving notice to the ESPP Broker, direct the ESPP Broker to sell all or part of the Shares held on behalf of the Participant.

Section 11 - Voting of Shares

A Participant shall have no interest or voting right in the Shares covered by his or her option until such option has been exercised. Shares held for a Participant (or Eligible Employee with a Plan Account) in his or her Plan Account will be voted in accordance with the Participant’s (or Eligible Employee’s) express written directions. In the absence of any such directions, such Shares will not be voted.

Section 12 - Withdrawals from the Plan

a. Voluntary Withdrawals and Revocations.

(1) Withdrawals. A Participant may, until five (5) Trading Days prior to the end of the Offering Period, by giving notice to the Recordkeeper, voluntarily withdraw from the Plan and revoke his or her authorization for payroll deduction for the Offering Period in which such revocation is made and withdraw the amount credited to such Participant’s Plan Account which has not previously been used to purchase Shares.

(2) Refund of Amounts Not Used to Purchase Shares. In connection with any withdrawal or revocation under this Section 12(a), the amount credited to a Participant’s Plan Account that has not previously been used to purchase Shares will be refunded to the Participant in cash as soon as administratively feasible

b. Re-enrollment. An Eligible Employee who voluntarily withdraws under Section 12(a) must re-enroll in the Plan in order to begin making payroll deductions under the Plan. The Eligible Employee will be entitled to re-enroll in the Plan during the Enrollment Period for the Offering Period that begins on or after the date of withdrawal.

Section 13 - Separation from Employment

Separation from employment for any reason, including death, disability, termination or retirement shall be treated as a withdrawal from the Plan, as described in Section 12. If a Participant separates from employment with an Employer for any reason prior to the end of an Offering Period, any payroll deductions during the Offering Period along with any residual balance in the Participant’s account will automatically be paid to the Participant in cash.

Section 14 - Assignment

Neither payroll deductions credited to a Participant’s account nor any rights with regard to options or Shares held under the Plan may be assigned, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution. Any such assignment, alienation, transfer, pledge, or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw from the Plan as described in Section 12. A Participant’s right to purchase Shares under this Plan may be exercisable during the Participant’s lifetime only by the Participant. A Participant's Plan Account shall be payable in accordance with the Participant’s completed Beneficiary Designation Form on file with the Recordkeeper, or absent a Beneficiary Designation Form, to the Participant's estate upon his or her death.

Section 15 - Adjustment of and Changes in Shares

If at any time after the effective date of the Plan the Company shall subdivide or reclassify the Shares which have been or may be optioned under the Plan, or shall declare thereon any stock split or dividend payable in Shares, then the number and class of Shares which may thereafter be optioned (in the aggregate and to any Participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of Shares which may thereafter be purchased pursuant to such option and the Purchase Price shall be adjusted to such extent as may be determined by the Company or the Board, following consultation with the Company’s independent certified public accountants and legal counsel, as necessary to preserve the rights of the holder(s) of such option(s).

Section 16 - Amendment or Termination of the Plan

The Board shall have the right, at any time, to amend, modify or terminate the Plan without notice; provided, however, that no Participant’s existing options shall be adversely affected by any such amendment, modification or termination, except to comply with applicable law, stock exchange rules or accounting rules. Notwithstanding the foregoing, the Board shall have the right to terminate the Plan with respect to all future payroll deductions and related purchases at any time. Such termination of the Plan shall also terminate any current Offering Period in accordance with Section 4 of the Plan.

Designations of participating corporations may be made by the Administrator from time to time from among a group of corporations consisting of the Company and its Subsidiaries (including corporations that become Subsidiaries or a parent after the adoption and approval of the Plan).

Section 17 - Administration

a. Administration. The Plan shall be administered by the Administrator. The Administrator shall be responsible for the administration of all matters under the Plan which have not been delegated to the Recordkeeper, the Transfer Agent or the ESPP Broker. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Any rule or regulation adopted by the Administrator shall remain in full force and effect unless and until altered, amended or repealed by the Administrator.

b. Specific Responsibilities. The Administrator’s responsibilities shall include, but shall not be limited to:

(1) interpreting the Plan (including issues relating to the definition and application of  “Compensation”);

(2) identifying and compiling a list of persons who are Eligible Employees for an Offering Period; and

(3) identifying those Eligible Employees not entitled to be granted options or other rights for an Offering Period on account of the limitations described in Section 3 b. hereof.

The Administrator may from time to time adopt rules and regulations for carrying out the terms of the Plan. Interpretation or construction of any provision of the Plan by the Administrator shall be final and conclusive on all persons, absent specific and contrary action taken by the Board. Any interpretation or construction of any provision of the Plan by the Board shall be final and conclusive.

Section 18 - Securities Law Restrictions

Notwithstanding any provision of the Plan to the contrary, no Shares may be purchased under the Plan until a registration statement has been filed and becomes effective with respect to the issuance of the Shares covered by the Plan under the Act. Prior to the effectiveness of such registration statement, Shares subject to purchase under the Plan may be offered to Eligible Employees only pursuant to an exemption from the registration requirements of the Act.

Section 19 - No Independent Employee’s Rights

Nothing in the Plan shall be construed to be a contract of employment between an Employer and any Employee, or any group or category of Employees (whether for a definite or specific duration or otherwise), or to prevent an Employer from terminating any Employee’s employment at any time, without notice or recompense. No Employee shall have any rights as a shareholder until the option to purchase Shares, granted to him or her hereunder, has been exercised.

Section 20 - Applicable Law

The Plan shall be construed, administered and governed in all respects under the laws of the State of New Jersey to the extent such laws are not preempted or controlled by federal law.

Section 21 - Merger or Consolidation

If the Company shall at any time merge into or consolidate with another corporation or business entity, each Participant will thereafter be entitled to receive at the end of the Offering Period (during which such merger or consolidation occurs) the securities or property which a holder of Shares was entitled to upon and at the time of such merger or consolidation. The Board shall determine the kind and amount of such securities or property that each Participant shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

PROXY

MEASUREMENT SPECIALTIES, INC.

Annual Meeting of Shareholders -Thursday, September 14, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 14, 2006

The shares of common stock of Measurement Specialties, Inc. you are entitled to vote at the 2006 Annual Meeting of Shareholders will be voted as you specify.

By signing this proxy, you revoke all prior proxies and appoint Frank D. Guidone, John D. Arnold, or other designee, and each of them, with full power of substitution, to vote all shares you are entitled to vote on the matters shown on the reverse side, as directed in this proxy and, in their discretion, on any other matters which may come before the Annual Meeting and all postponements and adjournments.

This proxy, when properly executed, will be voted as directed, or if no direction is given, will be voted FOR the election of R. Barry Uber and Satish Rishi as directors, FOR the approval of the Third Amended and Restated Certificate of Incorporation of the Company, FOR the approval of the Measurement Specialties, Inc. 2006 Stock Option Plan, FOR the approval of the Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan and FOR the ratification of the selection of KPMG LLP as our independent auditors for fiscal 2007.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MEASUREMENT SPECIALTIES, INC.

Thursday, September 14, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.
- OR -
INTERNET - Access "www.proxyvote.com" and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER
NUMBER OF SHARES
CONTROL NUMBER

↓ Please detach and mail in the envelope provided if you are not voting via telephone or the Internet.↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF TWO DIRECTORS, AND "FOR" PROPOSALS 2 through 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
1. To elect the following persons to the Board of Directors of the company for the term described in the proxy statement: R. Barry Uber Satish Rishi	☐ ☐	☐ ☐		2. To approve the Third Amended and Restated Certificate of Incorporation of the Company.	☐	☐	☐
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
3. To approve the 2006 Measurement Specialties, Inc. Stock Option Plan.	☐	☐	☐	4. To approve the 2006 Measurement Specialties, Inc. Employee Stock Purchase Plan.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
5. To ratify the selection by the company of KPMG LLP, independent public accountants, to audit the financial statements of the company for the fiscal year ending March 31, 2007.	☐	☐	☐

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder__________________________	Date:_______	Signature of Shareholder_______________________	Date:_______

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.